CREDIT AGREEMENT, dated as of October __, 1995, among
PLATO COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership ("MV"), ROBINSON/PLUM CABLEVISION L.P., a Pennsylvania limited partnership ("Robinson"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and Chemical Bank, a New York banking corporation, as Administrative Agent for the Lenders hereunder.

     The parties hereto hereby agree as follows:


                          SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "ACC": Adelphia Communications Corporation, a Delaware corporation.

          "Affiliate Subordination Agreement":  the Subordination
     Agreement, dated as of an even date hereof, between ACC and the Administrative Agent, as may be amended, modified or supplemented from time to time.

          "Acquisitions": the acquisitions by Robinson of substantially all of the assets of Eastern Telecom
     Corporation and Robinson Cable TV, Inc., for an aggregate purchase price not to exceed $45,000,000.

          "Active Plant": a coaxial or fiber optic television cable, together with all amplifiers and electronics, which has been connected to a Head End and has been energized and which is capable of carrying television signals to subscribers with only the addition of a drop line from such television cable to the Homes of such subscribers.

          "Additional Margin": for each ABR Loan and Eurodollar Loan, (i) 0% for the period from the date hereof to the date which is four months from the date hereof; (ii) .75% for the period commencing at the end of the period described in clause (i) and ending on the date which is six months after the date hereof; (iii) 1.50% for the period commencing at the end of the period described in clause (ii) and ending on the date which is nine months after the date hereof; and
     (iv) 2.25% thereafter.

          "Adjustment Date": the second Business Day following receipt by the Administrative Agent of both (a) the financial statements required to be delivered pursuant to subsection 5.1(a) or 5.1(b), as the case may be, for the most recently completed fiscal period and (b) the Compliance Certificate required to be delivered pursuant to subsection 5.2(b) with respect to such fiscal period.

          "Administrative Agent": Chemical, together with its Affiliates, in its capacity as administrative agent for the Lenders under this Agreement and the other Loan Documents.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "Annualized Operating Cash Flow": with respect to any fiscal quarter, Operating Cash Flow for such fiscal quarter multiplied by four.

          "Applicable Margin": initially, for each ABR Loan and Eurodollar Loan, the applicable rate per annum set forth in the Pricing Grid attached hereto as Annex A based upon the ratio of Total Funded Debt outstanding on the initial Borrowing Date (on a pro forma basis to reflect Loans made after the Closing Date in respect of the Acquisitions) to Annualized Operating Cash Flow with respect to the fiscal quarter ended September 30, 1995; on the first Adjustment Date to occur after the Closing Date and on each Adjustment Date to occur thereafter, the Applicable Margin for all Loans will be adjusted to the applicable rates per annum set forth in the Pricing Grid attached hereto as Annex A opposite the ratio of Total Funded Debt to Annualized Operating Cash Flow determined from the financial statements relating to such Adjustment Date, and provided, further, that in the event that the financial statements required to be delivered pursuant to subsection 5.1(a) or 5.1(b), as applicable, and the related Compliance Certificate required pursuant to subsection 5.2(b), are not delivered when due, then (x) if such financial statements are delivered after the date such financial statements were required to be delivered and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, the Applicable Margin during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered shall, except as otherwise provided in clause (y) below, be the Applicable Margin as so increased and (y) if such financial statements are not delivered prior to the date upon which the resultant Default shall become an Event of Default, effective upon such Default becoming an Event of Default, during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be .75%, in the case of ABR Loans and 1.75%, in the case of Eurodollar Loans.

          "Asset Sale": as to any Person, any sale or other disposition (including any sale and leaseback of assets, and any mortgage or lease of real property), or any series of related sales or other dispositions, subsequent to the Closing Date of or relating to any System and/or Franchise owned or operated by such Person or any of its Subsidiaries.

          "Assignee":  as defined in subsection 9.6(c).

          "Available Capital Contributions": as to the Borrowers and their Subsidiaries at any time, the excess of (a) the aggregate amount of Capital Contributions made to the Borrowers and their Subsidiaries subsequent to the Closing Date over (b) the sum of (i) the aggregate amount of Management Fees paid subsequent to the Closing Date pursuant to subsection 6.16(ii), plus (ii) the aggregate amount of Restricted Payments made by the Borrowers and their Subsidiaries subsequent to the Closing Date pursuant to subsection 6.7(c).

          "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

          "Basic Subscriber": all of the following to the extent they receive basic cable television service provided by the Systems owned or operated by a Borrower or any of its
     Subsidiaries: (a) private residential customer accounts which are not more than sixty days past due (including those of employees of a Borrower and its Subsidiaries and Affiliates and regardless of whether the service is provided in single family homes or in individually billed units in multi-unit buildings, but excluding "second connects" or "additional outlets" as such terms are commonly understood in the cable television industry), each of which shall be counted as one Basic Subscriber; and (b) commercial and bulk-billed accounts which are not more than sixty days past due, such as hotels, motels, apartment houses and multifamily homes, provided that the number of Basic Subscribers serviced by each commercial or bulk-billed account shall be determined as the quotient of the monthly basic service revenue derived from such commercial or bulk-billed account (excluding any charges for taxes or other nonrecurring items) divided by the predominant monthly fees and charges derived from the provision of "basic service" as that term is commonly understood in the cable television industry (excluding any charges for additional outlets and installation fees and revenues derived from the rental of converters, remote control devices and other like charges for equipment).

          "Borrowers": at any time, Plato, Northeast, MV and Robinson and, if CVA shall have become a Borrower pursuant to subsection 9.16, CVA.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 as a date on which the Borrowers request the Lenders to make Loans hereunder.

          "Business":  as defined in subsection 3.20.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "Cable Act":  the Cable Communications Policy Act of
     1984 and the Cable Television Consumer Protection Act of
     1992 and the rules and regulations promulgated thereunder, in each case as from time to time in effect.

          "Capital Contribution": as to a Borrower or any of its Subsidiaries, any cash capital contribution to such Borrower or any of its Subsidiaries by any of its Affiliates, including, without limitation, as a result of the purchase of the Capital Stock of such Borrower or any of its Subsidiaries by such Affiliate.

          "Capital Expenditures": for any period, the aggregate amount paid or accrued by a Borrower and its Subsidiaries for the rental, lease, purchase (including by way of the acquisition of securities of a Person), construction or use of any property during such period, the value or cost of which, in accordance with GAAP, would appear on such Borrower's consolidated and combined balance sheet in the category of property, plant or equipment at the end of such period.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including partnership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Balance": at any date of determination for any Borrower, the aggregate amount of cash and Cash Equivalents of such Borrower and its Subsidiaries at such date of determination, as determined on a consolidated and combined basis in accordance with GAAP.

          "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank which has a certificate of deposit rating equal to one of the two highest ratings by Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within nine months after the date of acquisition and (v) debt securities having maturities of not more than one year from the date of acquisition issued by any Person organized under the laws of any State of the United States or of the District of Columbia, which securities are rated within the two highest rating categories by Standard and Poor's Corporation or Moody's Investors Service, Inc.

          "CATV System": any System that is a community antenna television system as such term is commonly understood in the cable television industry.

          "C/D Assessment Rate": for any day as applied to any ABR Loan to which the Base CD Rate applies, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D Reserve Percentage": for any day as applied to any ABR Loan to which the Base CD Rate applies, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity comparable to the Interest Period for such ABR Loan.

          "Change of Control": (a) ACC shall cease for any reason to own, directly or indirectly, (i) at least 75% of the Capital Stock of each of the Borrowers other than MV or
     (ii) at least 75% of the preferred limited partnership interests of MV or 75% of the general partnership interests thereof or (b) the Rigas Family shall cease for any reason to own, directly or indirectly, Capital Stock of ACC which entitle the holders thereof to cast more than 75% of the total number of votes that holders of all of ACC's Capital Stock then outstanding would be entitled to cast on a matter where the Class A common stock and Class B common stock of the Capital Stock vote together as a single class, provided, however, that such percentage may, with the prior written consent of the Required Lenders which consent shall not be unreasonably withheld, be less than 75%, but in no event shall such percentage be less than 51%.

          "Chelsea": Chelsea Communications, Inc., a Delaware corporation.

          "Chelsea Facility": that certain $450 million credit facility pursuant to that certain Credit Agreement, dated as of September 25, 1989, among Chelsea, the lenders party thereto and The Toronto-Dominion Bank Trust Company and NCNB Texas National Bank, as Agents.

          "Chemical":  Chemical Bank.

          "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": a first priority pledge of all of the Capital Stock of each of the Borrowers pursuant to the Pledge Agreements.

          "Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

          "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes such Borrower and which is treated as a single employer under Section 414 of the Code.

          "Communications Act": the Communications Act of 1934 and the rules and regulations promulgated thereunder, in each case as from time to time in effect.

          "Compliance Certificate": a certificate of a Borrower executed and delivered on behalf of such Borrower by a Responsible Officer of the Borrower, substantially in the form of Exhibit C, or in such other form as the Administrative Agent may reasonably request.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Copyright Act": Title 17 of the United States Code and the rules and regulations promulgated thereunder, in each case as from time to time in effect.

          "CVA": Central Virginia Cable, Inc., a Delaware corporation.

          "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                         Eurodollar Base Rate
             1.00 - Eurocurrency Reserve Requirements

          "Event of Default":  any of the events specified in
     Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Excess Cash Balance": at any date of determination, the excess, if any, of the Cash Balance at such date of determination over $1,000,000.

          "FCC":  the Federal Communications Commission or any
     Governmental Authority which succeeds to the powers and functions thereof.

          "FCC Licenses": any license or permit issued by the FCC, including, without limitation, licenses issued for the operation of CATV Systems, SMATV Systems, community antenna relay systems, microwave systems and earth stations.

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Franchise": a franchise, license (including, without limitation, any FCC License) or other authorization or right to construct, own, operate, promote and/or otherwise exploit any cable television system or the reception and transmission of signals by microwave granted by the FCC or any state, county, city, town, village or other local Governmental Authority.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Gans Family": any of Joseph S. Gans, Sr., Irene F. Gans, Joseph S. Gans, III, Janice Gans-Moisey or their respective spouses and children and trusts, partnerships, corporations or other entities controlled by one or more such Persons. For purposes of this definition, the term "controlled" means the ownership, directly or indirectly, of equity securities or other ownership interests in a Person by another Person or Persons, which represent more than 50% of the voting power in such Person.

          "General Partners":  U.S. Tele-Media Investment
     Company, a Pennsylvania corporation, the general partner of MV, and Plato, in the capacity of general partner of Robinson.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by a Borrower in good faith.

          "Head End": the site and related facilities and equipment used as the head end for a System, including the antenna site, the tower and the antenna, the microwave communications equipment, the earth station and the head end facilities.

          "Home": a single residential dwelling or commercial building which can be connected by a single drop line. In the case of multiple residential dwellings, such as apartment houses and multi-family homes, which do not obtain reduced bulk service rates, each separate dwelling unit shall be counted as one Home. The number of Homes in a multiple residential dwelling which does obtain a reduced bulk service rate shall be the number of Basic Subscribers for such multiple residential dwelling.

          "Home Passed": a Home which can be connected by a single drop line from Active Plant.

          "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Interest Expense": for any period, the aggregate interest expense of the Borrowers and their Subsidiaries with respect to Total Funded Debt during such period, as determined on a consolidated and combined basis in accordance with GAAP.

          "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December and
     (b) as to any Eurodollar Loan, the last day of each Interest
     Period with respect thereto.

          "Interest Period":  with respect to any Eurodollar
     Loan:

                 (i)  initially, the period commencing on the
          borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Termination Date or beyond the date final payment is due on the Loans shall end on the Termination Date or such date of final payment, as the case may be;

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the Borrowers shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Interest Rate Protection Agreements": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Investment": as to any Person, any direct or indirect purchase or other acquisition by such Person of the Capital Stock, bonds, notes, debentures, or other securities of any other Person, or any assets constituting a business unit of any other Person, or any direct or indirect loan, advance extension of credit or capital contribution by such Person to any other Person, including, without limitation, (a) the Acquisitions and (b) all Indebtedness and accounts receivable owed to such Person by such other Person (including, without limitation, any such Indebtedness or accounts receivable which do not arise out of sales to such other Person in the ordinary course of business).

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loans":  as defined in subsection 2.1.

          "Loan Documents":  this Agreement, any Notes, the
     Pledge Agreements, the Management Subordination Agreements and the Affiliate Subordination Agreement.

          "Loan Parties":  the Borrowers and ACC.

          "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

          "Management Agreements": collectively, (a) the Management Services Agreement for Managed Systems, dated as of January 1, 1995, by and between Adelphia Cable T.V., Inc., a Pennsylvania corporation, and Northeast, (b) the Management Services Agreement for Managed Systems, dated as of January 1, 1995, by and between ACC and Plato, (c) the Management Services Agreement, dated as of January 31, 1995, by and between Adelphia Cablevision, Inc., a Pennsylvania corporation, and MV (formerly Tele-Media Company of Martha's Vineyard, L.P.) and (d) the Management Services Agreement for Managed Systems, dated as of the date of the Acquisition, by and between Adelphia Cablevision, Inc., a Pennsylvania corporation and Robinson, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 6.9.

          "Management Fees": amounts payable by a Borrower and its Subsidiaries to any Person (including, without limitation, the Manager or any other Affiliate of such Borrower) on account of compensation, fees, salary or otherwise, for providing management or supervisory services.

          "Management Subordination Agreements": the Management Subordination Agreements to be entered into by a Borrower, each Subsidiary of such Borrower, the Manager and the Administrative Agent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time in accordance with subsection 6.9.

          "Manager": collectively, Adelphia Cable T.V., Inc., ACC and Adelphia Cablevision, Inc. and Affiliates thereof which are reasonably acceptable to the Required Lenders, provided that such Affiliate or Affiliates shall have agreed to be bound by the terms of the Management Subordination Agreement by executing a Supplement to the Management Subordination Agreement in the form attached thereto.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of a Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income": for any period, the net income of the Borrowers and their Subsidiaries for such period, as determined on a combined basis in accordance with GAAP.

          "Net Proceeds": with respect to any Asset Sale by a Borrower or any of its Subsidiaries, 100% of the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale net of (i) reasonable and customary amounts of attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith (other than such amounts payable to Affiliates) and (ii) taxes paid or payable as a result thereof.

          "Non-Excluded Taxes":  as defined in subsection 2.15.

          "Note":  as defined in subsection 2.5(e).

          "Operating Cash Flow": for any period, (a) Net Income for such period, plus, to the extent deducted in determining such Net Income, (i) interest expense, (ii) Management Fees,
     (iii) depreciation, (iv) amortization, (v) income taxes and
     (vi) all other non-cash expenses, all as determined on a combined basis for the Borrowers and their Subsidiaries in accordance with GAAP, minus, to the extent included in determining such Net Income, all non-cash income and non-cash gains and all fees, interest income, dividends and distributions received from Affiliates to the extent such fees, interest income, dividends and distributions (i) were not paid in cash or (ii) if paid in cash, exceed 10% of Operating Cash Flow for such period (before giving effect to such payment), provided that, if any Borrower or any of its Subsidiaries shall have made one or more acquisitions during such period (including, without limitation the Acquisitions), Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such acquisitions as if they had occurred at the beginning of such period and to reflect all cost savings reasonably anticipated in good faith by the Borrowers to be achieved in connection therewith and provided, further, that if any Borrower or any of its Subsidiaries shall have effected one or more Asset Sales during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Asset Sales as if they had occurred at the beginning of such period.

          "Participant":  as defined in subsection 9.6(b).

          "Partnership Pledge Agreements": the Partnership Pledge Agreements to be executed and delivered by U.S. Tele-Media Investment Company, Plato and Northeast, respectively, each substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

          "Pay Subscriber": has the meaning generally ascribed to such term in the cable television industry.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Pledge Agreements": the collective reference to the Stock Pledge Agreements and the Partnership Pledge
     Agreements.

          "Pole Rental Leases": leases under which a Borrower or any of its Subsidiaries has the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of any System owned or operated by such Borrower or any of its Subsidiaries.

          "Properties":  as defined in subsection 3.20.

          "Refinancing":  as defined in subsection 4.1(b).

          "Register":  as defined in subsection 9.6(d).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reorganization":  with respect to any Multiemployer
     Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in
     Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
      2615.

          "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  with respect to any Loan Party,
     (a) if such Loan Party is a partnership, such senior personnel of the General Partner of such partnership, including the chief executive officer and the president or, with respect to financial matters, the chief financial officer, as may be duly authorized and designated in writing by such General Partner to the Administrative Agent to execute the Loan Documents to which the Loan Party is a party and any other documents, agreements or instruments to be delivered by such Loan Party thereunder and (b) if such Loan Party is a corporation, such senior personnel of such Loan Party, including the chief executive officer and the president or, with respect to financial matters, the chief financial officer, as may be duly authorized and designated in writing by such Loan Party to the Administrative Agent to execute the Loan Documents to which such Loan Party is a party and any other documents, agreements or instruments to be delivered by such Loan Party thereunder.

          "Restricted Investments": as to any Person, any Investment by such Person in any of its Affiliates or Subsidiaries.

          "Restricted Payments":  as defined in subsection 6.7.

          "Rigas Family": any of John J. Rigas, Timothy J. Rigas, James P. Rigas, Ellen K. Rigas, Michael J. Rigas or their respective spouses and children and trusts, partnerships, corporations or other entities controlled by one or more of such Persons, provided that neither ACC nor any of its Subsidiaries shall be deemed to be a part of the Rigas Family. For purposes of this definition, the term "controlled" means the ownership, directly or indirectly, of equity securities or other ownership interests in a Person by another Person or Persons, which represent more than 50% of the voting power in such Person.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SMATV System": any System that is a satellite master antenna television system as such term is commonly understood in the cable television industry.

          "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (c) such Person will be able to pay its debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person; in each case after giving effect to (A) as of the Closing Date, the making of the Loans to be made on the Closing Date and to the application of the proceeds of such Loans and (B) on any date after the Closing Date, the making of any Loan to be made on such date, and to the application of the proceeds of such Loan. For purposes of this definition, (i) "debt" means liability on a "claim", and
     (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by ACC, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

          "Subsidiary": as to any Person, (i) a corporation of which shares of stock having ordinary voting power (other than stock having such voting power only by reason of the happening of a contingency) sufficient to elect a majority of the board of directors of such corporation is at the time directly or indirectly through one or more intermediaries, or both, owned, or the management of which is controlled, by such Person, or (ii) a partnership, joint venture or other entity of which ownership, equity or similar interests having the power to direct or cause the direction of management and policies, or the power to elect the managing general partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be, is at the time directly or indirectly through one or more intermediaries, or both owned, or the management of which is controlled by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower.

          "System": as to any Person, assets constituting a CATV System or SMATV System (including, without limitation, all related licenses, franchises and permits issued under federal or local laws from time to time, and all Pole Rental Leases, utility easements and other property services provided pursuant to, and all interest of such Person to receive payments from, or pursuant to, said licenses, franchises and permits) owned and operated by such Person and serving subscribers within a geographical area covered by one or more Franchises from the same Head End facility or by two or more related Head End facilities.

          "Termination Date":  October __, 1996.

          "Total Funded Debt": on any date of determination, all then outstanding Indebtedness of the Borrowers in respect of the Loans.

          "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Transferee":  as defined in subsection 9.6(f).

          "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

          1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to a Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrowers, on a joint and several basis, from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 2.2 and 2.7, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

          2.2  Procedure for Revolving Credit Borrowing.   The
Borrowers may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.3 Commitment Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 3/8ths of 1% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each January, April, July and October and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          2.4 Termination or Reduction of Commitments. (a) The Commitments shall be reduced permanently, upon the expiration of the applicable time period specified below, if any, on the date of consummation of any Asset Sale permitted under subsection 6.6(a) the Net Proceeds of which are greater than $1,000,000 by an amount equal to the Net Proceeds of such Asset Sale (and, in any event, all the Net Proceeds of any Asset Sale shall be applied to the prepayment of the Loans).

          (b) The Borrowers shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

          (c) The Commitments shall be automatically terminated on the date of the payment of all outstanding indebtedness under the Chelsea Facility.

          2.5 Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrowers hereby further jointly and severally agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.9.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the joint and several obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the joint and several obligations of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers by such Lender in accordance with the terms of this Agreement.

          (e) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a joint and several promissory note of the Borrowers evidencing the respective Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

          2.6 Optional and Mandatory Prepayments. (a) Subject to subsection 2.16, the Borrowers may at any time, and from time to time, prepay the Loans, in whole or in part, without premium or penalty, by giving to the Administrative Agent irrevocable notice at least three Business Days prior to such prepayment specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.16 and, in the case of any prepayment of the entire outstanding principal amount of the Loans, interest accrued through the date of prepayment. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

          (b) The Borrowers shall immediately, without notice or demand, be jointly and severally obligated to prepay the Loans to the extent that the aggregate Loans outstanding at any time exceeds the Commitments at such time. Each prepayment pursuant to this subsection 2.6(b) shall be accompanied by payment of any amounts due in connection therewith pursuant to subsection 2.16. Loans prepaid pursuant to this subsection 2.6(b) may not be reborrowed.

          2.7 Conversion and Continuation Options. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans (i) may only be made on the last day of an Interest Period with respect thereto and (ii) must be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. A Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrowers shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          2.8 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 7 Tranches outstanding at any time.

          2.9  Interest Rates and Payment Dates.  (a)  Each ABR
Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin plus the Additional Margin.

          (b) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin plus the Additional Margin.

          (c) If all or a portion of (i) any principal amount of any Loan, (ii) any interest payable thereon, or (iii) any commitment fee or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all amounts outstanding under this Agreement, whether on account of principal, interest, commitment fees or otherwise shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of interest, commitment fees or other amount, the rate described in paragraph (a) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

          2.10  Computation of Interest and Fees.  (a)
Commitment fees and, whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

          2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans.

          2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If, and to the extent that, on any Business Day the Administrative Agent receives any payment hereunder or under the other Loan Documents (including any such payment representing a realization upon the Collateral), and such payment is not sufficient to pay in full all principal, interest and fees then due and payable hereunder, the Administrative Agent shall apply such payment ratably to all such amounts then due and payable.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrowers (on a joint and several basis).

          2.13 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall be jointly and severally obligated to pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.16.

          2.14 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.15 and changes in the rate of tax on the overall net income of such Lender);

           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii   shall impose on such Lender any other condition
     with respect to any Eurodollar Loan;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall be jointly and severally obligated to pay promptly such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder (including in respect of its Commitments and/or any Loans made by it), to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall be jointly and severally obligated to pay promptly to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Taxes. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall be jointly and severally obligated to indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Borrowers and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

           (ii) deliver to the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.16 Indemnity. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 2.14 or 2.15(a), or if any adoption or change of the type described in subsection 2.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for any Borrower to make payments under subsection 2.14 or 2.15(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.13.


                SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrowers hereby represent and warrant to the Administrative Agent and each Lender that:

          3.1 Financial Condition. The balance sheets of CVA, Northeast and MV as at March 31, 1995 and the related statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche (in the case of the financial statements of CVA and Northeast), copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the financial condition of each such Borrower as at such date, and the results of their respective operations and their respective cash flows for the fiscal year then ended. The unaudited combined balance sheet of CVA, Northeast and MV and their Subsidiaries as at June 30, 1995 and the related unaudited combined statements of income and of cash flows for the three-month period ended on such date, and the unaudited consolidated balance sheet of Plato and its Subsidiaries as at June 30, 1995 and the related unaudited consolidated statements of income and of cash flows for the
period of [        ,] 1995 to June 30, 1995, in each case
certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly (i) the combined financial condition of CVA, Northeast and MV and their Subsidiaries as at such date, and the combined results of their operations and their combined cash flows for the three-month period then ended and (ii) the consolidated financial condition of Plato and its Subsidiaries as at such date, and the consolidated results of their operations
and their consolidated cash flows for the period of [         ,]
1995 to June 30, 1995, (in each case, subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither any Borrower nor any of such Borrower's Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from March 31, 1995 to and including the date hereof there has been no sale, transfer or other disposition by any Borrower or any of such Borrower's Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the combined financial condition of the Borrowers and their Subsidiaries at March 31, 1995.

          3.2 No Change. (a) Since June 30, 1995 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from March 31, 1995 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of any Borrower nor has any of the Capital Stock of any Borrower been redeemed, retired, purchased or otherwise acquired for value by any Borrower or any of its Subsidiaries.

          3.3 Existence; Compliance with Law. Each Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is duly qualified as a foreign entity and (if such Borrower is a corporation) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4 Corporate Power; Authorization; Enforceable Obligations. Each Borrower has the corporate or partnership power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate or partnership action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party other than the filing of financing statements in connection with the perfection of Liens on the collateral. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which such Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or of any of each such Borrower's Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.6  No Material Litigation.  No litigation,
investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any of such Borrower's Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          3.7 No Default. Neither any Borrower nor any Subsidiary of any Borrower is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 Ownership of Property; Liens. Each Borrower and such Borrower's Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 6.3.

          3.9 Intellectual Property. Each Borrower and such Borrower's Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower know of any valid basis for any such claim. The use of such Intellectual Property by each Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.10  No Burdensome Restrictions.  No Requirement of
Law or Contractual Obligation of any Borrower or any Subsidiary of any Borrower could reasonably be expected to have a Material
Adverse Effect.

          3.11 Taxes. Each Borrower and such Borrower's Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of any Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if any Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.14 Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          3.15 Subsidiaries. Schedule 3.15 sets forth a complete and correct list of all the Subsidiaries of each Borrower at the date hereof and of all the issued and outstanding
Capital Stock and the owners thereof, of each Borrower on the date hereof.

          3.16 General Partner's Existence; Compliance with Law. Each General Partner (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Closing Date, (c) is duly qualified as a foreign corporation or business, as the case may be, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and
(d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.17 General Partner's Power; Authorization; Enforceable Obligations. Each General Partner has the power and authority and the legal right to make, deliver and perform on behalf of MV or Robinson, as the case may be, and thereby legally bind MV or Robinson, as the case may be, to perform, (a) this Agreement, and has taken all necessary action to authorize the borrowings by MV or Robinson, as the case may be, on the terms and conditions of this Agreement and any Notes and (b) the Loan Documents to which MV or Robinson, as the case may be, is a party and has taken all necessary action to authorize the execution and delivery on behalf of MV or Robinson, as the case may be, of, and thereby legally bind MV or Robinson, as the case may be, to perform, this Agreement and any Notes. This Agreement has been, and each of the other Loan Documents will be, duly executed and delivered by the General Partner on behalf of MV or Robinson, as the case may be.

          3.18 Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Loan Party or any of its Affiliates to the Administrative Agent or any Lender for purposes of, or in connection with, this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Loan Party or any of its Affiliates to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

          3.19 Purpose of Loans. The proceeds of the Loans shall be used by the Borrowers as follows: (a) up to $36,000,000 will be borrowed by Northeast on the initial Borrowing Date and will be used to repay all of its then outstanding funded Indebtedness; (b) proceeds of subsequent borrowings will be used:
(i) to finance the Acquisitions in an amount not to exceed $45,000,000; (ii) to make distributions and/or advances the proceeds of which will be used by Chelsea to pay principal and interest on its then outstanding indebtedness in an amount not to exceed $20,000,000, and (iii) by MV in an amount not to exceed $5,200,000 to repay all of its then outstanding funded Indebtedness and (iv) by Plato in an amount not to exceed $29,800,000; and (c) proceeds of other subsequent borrowings will be used for working capital and general corporate purposes. In addition, at such time, if any, as CVA shall become a Borrower as provided in subsection 9.16 hereof, CVA may borrow an amount not to exceed $34,000,000 to repay all its then outstanding funded Indebtedness.

          3.20  Environmental Matters.  Except as set forth on
Schedule 3.20:

          (a) The facilities and properties owned, leased or operated by each Borrower or any of each such Borrower's Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

          (b) To the best knowledge of each Borrower, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrowers or any of their Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) To the best knowledge of each Borrower, neither such Borrower nor any of such Borrower's Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does such Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

          (d) To the best knowledge of each Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (e) To the best knowledge of each Borrower, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of such Borrower, threatened, under any Environmental Law to which such Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          (f) To the best knowledge of each Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of such Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

          3.21 Solvency. As of the Closing Date each Loan Party is Solvent, and on each date on which a Loan is made (after giving effect to the transactions being consummated on such day) will be Solvent.

          3.22  Franchises; FCC and Copyright Matters.
(a) Schedule 3.22 sets forth all of the Systems owned or operated, and all of the Franchises held by, the Borrowers and their Subsidiaries and correctly sets forth the issuer of and the termination date, if any, of each such Franchise, provided, however, that if any Borrower or any of its Subsidiaries acquires any System or Franchise after the Closing Date, such Borrower shall provide a notice to each Lender containing information of the type contained in Schedule 3.22 with respect to each such System or Franchise, and such notice shall be deemed incorporated in such Schedule, and provided, further, that nothing contained in this subsection shall be deemed to constitute consent to an Investment otherwise prohibited by the terms of this Agreement.

          (b) All of the following are true, correct and complete statements with respect to each Borrower and each of its Subsidiaries, except for facts or circumstances which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

            (i   Each Franchise listed in Schedule 3.22 was duly
     and validly issued by the issuer thereof pursuant to procedures which complied with all requirements of applicable law.

           (ii   Each Borrower and each of its Subsidiaries has
     the right to use all Franchises and other licenses (including, without limitation, all cable television or broadcast licenses), copyrights, permits, authorizations and other rights, including, without limitation, agreements with public utilities and microwave transmission companies, Pole Rental Leases and utility easements, as are necessary for the conduct of the business of such Borrower or Subsidiary, as the case may be.

          (iii   Each such Franchise or other license or right
     currently held by any Borrower or any of its Subsidiaries is in full force and effect, and such Borrower or Subsidiary, as the case may be, is substantially in compliance with the terms thereof with no known conflict with the valid rights of others.

           (iv   No event has occurred which permits, or after
     notice or lapse of time or both would permit, the revocation or termination of any such Franchise or other license or right.

            (v   Each Borrower and each of its Subsidiaries have
     duly filed, in a timely manner, all cable television registration statements and other filings which are required to be filed by such Borrower or Subsidiary, as the case may be, under the Communications Act or the Cable Act and is in compliance with the Communications Act and the Cable Act, including, without limitation, the rules and regulations of the FCC relating to the carriage of television signals.

           (vi   Each Borrower and each of its Subsidiaries have
     submitted all requisite notices under the Copyright Act and the rules and regulations of the U.S. Copyright Office for the carriage of all broadcast stations as currently carried.

          (vii   Each Borrower and each of its Subsidiaries have
     duly filed, in a timely manner, with the Copyright Office all required documents, instruments and statements of account (other than any such documents or instruments with respect to which counsel for such Borrower shall have advised such Borrower that the failure to make a filing in a timely manner is unlikely to result in the U.S. Copyright Office or any other Person imposing sanctions upon or bringing legal proceedings against such Borrower or Subsidiary, as the case may be), has remitted payments of all required royalty fees and has obtained the compulsory license provided for in Section 111 of the Copyright Act for the carriage of broadcast signals, which license is currently valid and in full force and effect.

              (viii   No Borrower or any Subsidiary is liable to any
     Person for copyright infringement under the Copyright Act as a result of its business operations.

           (ix   Except as set forth on Schedule 3.22, no
     consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority are required in order to operate the Systems owned or operated by the Borrowers and their Subsidiaries or to permit any Borrower or any Subsidiary to carry on the business of such Systems as presently conducted.


                     SECTION 4.  CONDITIONS PRECEDENT

          4.1 Conditions to Initial Loans. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered on behalf of each Borrower by a Responsible Officer of each Borrower, with a counterpart for each Lender, and (ii) each of the Pledge Agreements, each executed and delivered on behalf of each Loan Party and each other Person which is named as a pledgor therein by a Responsible Officer of such Loan Party or such pledgor or, in any case where such Loan Party is a partnership, of the General Partner of such Loan Party, with a counterpart for the Administrative Agent and a counterpart or a conformed copy for each Lender; provided that no Pledge Agreement shall be required to be executed and delivered by any member of the Gans Family until the date which is 30 days after the date hereof, and the Borrowers covenant and agree that they will cause such Pledge Agreement to be delivered on or before such 30th day; and provided, further, that no Partnership Pledge Agreement shall be required to be delivered with respect to the limited partnership interests in MV held by Robert E. Tudek or Everet I. Mundy.

          (b) Refinancing. The Administrative Agent shall have received evidence satisfactory to it that all of the Indebtedness of Borrowers described on Schedule 4.1(b) in an aggregate amount (i) not exceeding $34,000,000 with respect to CVA (if CVA is a Borrower) and (ii) not exceeding $36,000,000 with respect to Northeast shall be prepaid contemporaneously with the proceeds of loans made to the Borrowers (the "Refinancing"). The Administrative Agent shall have received, with a copy for each Lender, evidence reasonably satisfactory to the Administrative Agent that the agreements relating to the CVA Indebtedness referred to in clause (i) (if CVA is a Borrower) and the Amended and Restated Loan and Security Agreement, dated as of April 1, 1992, between Northeast and Core States Bank, N.A., as Agent shall be terminated concurrently, together with executed copies of all payout or assignment letters, lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents entered into in connection with the Refinancing, all of which payout letters, lien releases or assignments, termination or assignment statements, satisfactions, agreements, certificates and other documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (c) Related Agreements. The Administrative Agent shall have received (i) certified copies of each Management Agreement and the Management Subordination Agreements duly executed and delivered by each party thereto, with a counterpart for each Lender in the case of the Management Subordination Agreements and (ii) the Affiliate Subordination Agreement.

          (d) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed on behalf of each Borrower by a Responsible Officer of each such Borrower.

          (e) Corporate Proceedings. (i) The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the General Partners authorizing (A) the execution, delivery and performance of each Loan Document to which MV and Robinson are parties and (B) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the General Partners as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded, and
     (ii) the Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Borrower (other than MV and Robinson) authorizing (A) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (B) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (f) Incumbency Certificates. (i) The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each General Partner, dated the Closing Date, as to the incumbency and signature of the officers of such General Partner executing any Loan Document on behalf of MV and Robinson, respectively, which certificate shall be in form and substance satisfactory to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such General Partner, and (ii) the Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower (other than MV and Robinson), dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Borrower.

          (g) Partnership Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of any consent or approval of the partners required under the partnership agreements of MV and Robinson in connection with and performance of each Loan Document to which each is a party, certified on behalf of MV and Robinson by a Responsible Officer of the respective General Partners, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the consent or approval thereby certified have not been amended, modified, revoked or rescinded.

          (h) Corporate and Partnership Documents of Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, (i) true and complete copies of the certificate of incorporation and by-laws of the General Partners and of each Borrower other than MV and Robinson, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such General Partner or Borrower, as the case may be, and (ii) true and complete copies of the certificates of partnership and Partnership Agreements of MV and Robinson, respectively, and of the certificate of incorporation and by-laws of each General Partner and each Borrower (other than MV and Robinson) (including any schedules, exhibits and annexes thereto and any amendments, supplements or modifications thereof on or prior to the Closing Date), certified on behalf of such Borrower or such General Partner, as the case may be, as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such General Partner or such Borrower, as the case may be, and that the same have not been amended or modified.

          (i)  Consents, Licenses and Approvals.  The
     Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Borrower executed and delivered on behalf of each Borrower by a Responsible Officer (i) attaching copies of all consents, authorizations and filings referred to in subsection 3.4, if any, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (j) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in the fee letter dated October 23, 1995, between ACC and Chemical.

          (k) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                 (i   the executed legal opinion of Buchanan,
          Ingersoll Professional Corporation, counsel to the Borrowers and the other Loan Parties, substantially in the form of Exhibit F-1;

                (ii   the executed legal opinion of Colin Higgin,
          Esq., deputy general counsel of the Borrowers, substantially in the form of Exhibit F-2; and

               (iii   the executed legal opinion of Fleischman &
          Walsh, special counsel to the Borrowers and the other
          Loan Parties with respect to FCC matters, substantially in the form of Exhibit F-3.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (l) Transaction Statements; Pledged Stock; Stock Powers; Acknowledgment and Consents. The Administrative Agent shall have received (i) executed copies of the Transaction Statements and Notices, in the forms attached to the Partnership Pledge Agreements as Exhibit A and Exhibit B, respectively, requested by the Administrative Agent with respect to each such Partnership Pledge Agreement, (ii) the certificates representing the shares pledged pursuant to the Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the relevant pledgors and (iii) Acknowledgments and Consents in the form attached to the Pledge Agreements, executed by a duly authorized officer of each Loan Party whose Capital Stock is pledged pursuant to each such Pledge Agreement.

          4.2  Conditions to Each Loan.  The agreement of each
Lender to make any Loan requested to be made by it on any date
(including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied.


                     SECTION 5.  AFFIRMATIVE COVENANTS

          Each Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, such Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          5.1  Financial Statements.  Furnish to each Lender:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrowers, a copy of the combined balance sheet of the Borrowers and their Subsidiaries as at the end of such year and the related combined statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification arising out of the scope of the audit by Deloitte & Touche or other independent certified public accountants of nationally recognized standing and with respect to which Deloitte & Touche or such other accountants have not issued an adverse opinion or a disclaimer of opinion; and

          (b) as soon as available, but in any event not later than 90 days after the end of each of the first three quarterly periods of each fiscal year of the Borrowers, the unaudited combined balance sheet of the Borrowers and their Subsidiaries as at the end of such quarter and the related unaudited combined statements of income and retained earnings and of cash flows of the Borrowers and their Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2  Certificates; Other Information.  Furnish to each
Lender:

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examinations necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a Compliance Certificate of such Borrower executed and delivered on behalf of such Borrower by a Responsible Officer of such Borrower (i) stating that, to the best of such Officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth in reasonable detail the calculations required to determine compliance with subsections 6.1, 6.6(a), 6.7 and 6.16;

          (c) as soon as available and in any event within sixty days after the end of each calendar month, an operating report in such form as is agreed between the Borrowers and the Administrative Agent, including the number of Basic Subscribers, Pay Subscribers and Homes Passed for the Borrowers and their Subsidiaries for each principal geographic area of service as of the first and last day of such month;

          (d) within five days after the same are sent, copies of all financial statements and reports which such Borrower or the Manager sends to its partners or stockholders, as the case may be, and within five days after the same are filed, copies of all financial statements and reports which such Borrower or the Manager may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) within thirty days after the end of each fiscal year of such Borrower, evidence in form and substance satisfactory to the Administrative Agent that all the requirements of subsection 5.5 have been satisfied;

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request; and

          (g) within 5 days prior to Closing, the information required by subsections 5.2(c) and 5.2(d) hereof for or during the calendar months of July 1995 and August 1995.

          5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations (including obligations pursuant to the fee letter dated October _____, 1995, between ACC and Chemical) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or its Subsidiaries, as the case may be.

          5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, Franchises and other licenses and rights necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

          5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of such Borrower and its Subsidiaries with officers and employees of the Manager and such Borrower General Partner and such Borrower's Subsidiaries and with its independent certified public accountants.

          5.7 Notices. Promptly (but in no event later than five days after obtaining knowledge thereof) give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of such Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between such Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting such Borrower or any of its Subsidiaries in which the amount involved is $2,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after such Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or such Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of such Borrower executed and delivered on behalf of such Borrower by a Responsible Officer of such Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower proposes to take with respect thereto.

          5.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.


                      SECTION 6.  NEGATIVE COVENANTS

          Each Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, such Borrower shall not, and (except with respect to subsection 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1  Financial Condition Covenants.

          (a) Total Leverage Ratio. Permit at any time the ratio of (i) Total Funded Debt then outstanding to (ii) Annual-

ized Operating Cash Flow for the fiscal quarter most recently ended prior to such time for which the Lenders shall have received financial statements and a Compliance Certificate pursuant to subsections 5.1 and 5.2(b) to be greater than 6.25:1.00.

          (b) Interest Coverage. Permit for any fiscal quarter the ratio of (i) Operating Cash Flow for such quarter to (ii)
Interest Expense for such quarter to be less than 1.60:1.00.

          6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness of such Borrower under this Agreement;

          (b) Indebtedness of such Borrower to any Subsidiary and of any Subsidiary to such Borrower or any other
     Subsidiary;

          (c) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(c) and any refinancings, refundings, renewals or extensions thereof; and

          (d) deferred Management Fees, provided that the Management Subordination Agreements are in full force and effect and no Management Subordination Agreement is being contested by any Person.

          6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;

          (b)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Borrower or such Subsidiary;

          (f)  Liens in existence on the date hereof listed on
     Schedule 6.3(f) securing Indebtedness permitted by subsection 6.2(c), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens under Pole Rental Leases on cables and other property affixed to transmission poles; and

          (h) restrictions on the transfer of assets imposed by the Franchises in respect of the Systems owned or operated by such Borrower or any of its Subsidiaries or by the Communications Act.

          6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4(a); and

          (b) guarantees made in the ordinary course of its business by such Borrower of obligations of any of its Subsidiaries, which obligations are otherwise permitted under this Agreement.

          6.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of such Borrower may be merged or consolidated with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of such Borrower (provided, that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to such Borrower or any other wholly owned Subsidiary of such Borrower.

          6.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than such Borrower or any wholly owned Subsidiary, except:

          (a) Asset Sales, provided that the aggregate of the System Cash Flow Percentages of all Systems sold by the Borrowers and any of their Subsidiaries subsequent to the Closing Date, after giving effect to any such Asset Sale or Asset Sales, shall not exceed 15%, and provided, further, that the Net Proceeds of any such Asset Sale are applied to the reduction of the Commitments pursuant to subsection 2.4(a) and, to the extent required, to the prepayment of the Loans pursuant to subsection 2.6(b);

          (b) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (c) the sale of inventory in the ordinary course of business; and

          (d)  as permitted by subsection 6.5(b).

As used in this subsection, the term "System Cash Flow
Percentage" shall mean, with respect to any Asset Sale, the percentage of Operating Cash Flow contributed by the System which is the subject thereof for the most recent period of four consecutive fiscal quarters ended prior to the date of such Asset
Sale.

          6.7 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of such Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any Subsidiary or make any payment on, or distribution used for purposes of reducing, Indebtedness owed to any Affiliate (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that:

          (a) the Borrowers may on or after the Closing Date make Restricted Payments to Chelsea in an aggregate amount not to exceed $20,000,000 to enable Chelsea to make payments in respect of its currently outstanding Indebtedness;

          (b) any Subsidiary may make Restricted Payments to any Borrower, provided that no other Person receives or is entitled to receive all or any portion of such Restricted Payment or any other amount in connection with or a result of such Restricted Payment; and

          (c) the Borrowers may make Restricted Payments in an aggregate amount, when added to the aggregate amount of Management Fees paid subsequent to the date hereof, do not exceed the aggregate amount of Capital Contributions made to the Borrowers subsequent to the date hereof.

          6.8  Limitation on Investments, Loans and Advances.
Make any Investment in any Person, including, without limitation, any Restricted Investment, except:

          (a) the Acquisitions; provided that the aggregate purchase price of the Acquisitions shall not exceed
     $45,000,000 and the terms and conditions of the Acquisitions shall be reasonably satisfactory to the Administrative Agent and the Lenders;

          (b) other acquisitions subsequent to the Closing Date the aggregate amount paid in connection therewith (including costs and expenses) does not exceed $20,000,000, provided that (i) the Borrowers shall, prior to effecting such acquisition, deliver to each Lender a certificate of the Borrowers, executed and delivered on behalf of the Borrowers by a Responsible Officer, demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the financial covenants set forth in subsection 6.1 after giving effect to such acquisition, (ii) the Borrowers shall have furnished the Administrative Agent with copies of such documents with respect to such acquisition as the Administrative Agent may reasonably request, and (iii) after giving effect to such acquisition, the Borrowers are in compliance with subsection 6.14;

          (c) extensions of trade credit in the ordinary course of business;

          (d)  investments in Cash Equivalents; and

          (e) investments by such Borrower in its Subsidiaries and investments by such Subsidiaries in such Borrower and in other Subsidiaries of such Borrower.

          6.9  Limitation on Modifications of Management
Subordination Agreements. Amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Management Subordination Agreements.

          6.10  Limitation on Transactions with Affiliates.
Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is
(a) otherwise permitted under this Agreement, (b) in the ordinary course of such Borrower's or such Subsidiary's business and
(c) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate (it being agreed that the Management Agreements and any Management Fees accrued or paid pursuant to subsection 6.16 shall not violate this subsection).

          6.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by such Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary.

          6.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of such Borrower or any Subsidiary to end on a day other than March 31.

          6.13 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of such Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          6.14 Limitation on Lines of Business; Activities of Subsidiaries. Enter into any business, either directly or through any Subsidiary, except for those businesses in which such Borrower and its Subsidiaries are engaged on the date of this Agreement or are contemplated by this Agreement to engage in after the Closing Date, or which are directly related thereto, and in which other Persons in the cable industry are engaged.

          6.15  Limitation on Interest Rate Protection
Agreements. Enter into any Interest Rate Protection Agreements unless (i) the aggregate notional amount of all such Interest Rate Protection Agreements shall not exceed the Commitments and
(ii) such Interest Rate Protection Agreements are unsecured.

          6.16 Limitation on Management Fees. Make any payment on account of Management Fees, except that the Borrowers and/or their Subsidiaries may (i) so long as no Default or Event of Default then exists and is continuing or would result therefrom and so long as such payment would not violate the Management Subordination Agreements, pay Management Fees in arrears with respect to any fiscal quarter up to a maximum aggregate amount for the Borrowers and their Subsidiaries equal to 5% of the gross revenues of the Borrowers and their consolidated Subsidiaries for such fiscal quarter, provided that, prior to any such payment, such Borrower shall have delivered the financial statements required pursuant to subsection 5.1(a) or 5.1(b), as the case may be, and 5.2(b) with respect to the fiscal quarter during which such Management Fees were accrued and (ii) after the occurrence and during the continuation of a Default or Event of Default (such period, a "Default Period") and so long as such payment would not violate the Management Subordination Agreements, pay Management Fees during the Default Period with the net proceeds of any Capital Contributions subsequent to the date hereof, provided that, after giving effect to such payment, the Available Capital Contributions shall be greater than or equal to zero.


                       SECTION 7.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) The Borrowers shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder, within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Any Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 2.4(a) or Section 6 of this Agreement; or

          (d) Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

          (e)  Any Borrower or any of its Subsidiaries shall
     (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $7,500,000; or (ii) (A) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or
     (B) any event occurs which gives rise to the right of the holder of any such Indebtedness or Guarantee Obligation to require the related Borrower to purchase or offer to purchase any such Indebtedness or Guarantee Obligation; or

          (f) (i) (A) Any Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
     (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any Pledge Agreement shall cease, for any reason, to be in full force and effect, or any pledgor thereunder shall so assert or (ii) the Lien created by any Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j)  Any Change of Control shall occur; or

          (k) the Managers shall cease to manage the businesses of the Borrowers pursuant to the Management Agreements;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                   SECTION 8.  THE ADMINISTRATIVE AGENT

          8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other
powers as are reasonably incidental thereto.   Notwithstanding
any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3  Exculpatory Provisions.  Neither the
Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer or representative thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

          8.4  Reliance by Administrative Agent.  The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any s agentLender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder that the Administrative Agent reasonably believes are material, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          8.9  Successor Administrative Agent.  The
Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be approved by the Borrowers, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          8.10 Other Agents. The provisions of this Section 8 shall apply to the other Agents, if any, to the same extent that such provisions apply to the Administrative Agent.


                         SECTION 9.  MISCELLANEOUS

          9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences, provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Commitment or of any installment or reduction thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or waive any Default or Event of Default under Section 7(a), in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule 9.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrowers:  c/o Adelphia Communications Corporation
5 West Third Street
Coudersport, Pennsylvania  16915
Attention: Colin Higgin
Telecopy: 814-274-6586

    The Administrative
      Agent:        Chemical Bank
270 Park Avenue
New York, New York  10017
Attention:
Telecopy:

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.7, 2.11 or 2.12 shall not be effective until received.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          9.5 Payment of Expenses and Taxes. The Borrowers jointly and severally agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and in the case of the Administrative Agent, any amendment, supplement or modification to, this Agreement and the other Loan Documents and to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including in all such cases, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. Any purported transfer by any Borrower in contravention of the foregoing shall be null and void.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender, provided that, in the case of subsection 2.15, such Participant shall have complied with the requirements of said subsection, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrowers and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph
(c) and paragraph (e) of this subsection, the consent of the Borrowers shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing.
          (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

          (f) The Borrowers authorize each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and their Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          9.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to, or collateral received by, any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify any Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

          9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK.

          9.12  Submission To Jurisdiction; Waivers.  The
Borrowers hereby irrevocably and unconditionally:

          (a) submit for themselves and their property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which they are parties, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of
     New York, and appellate courts from any thereof;

          (b) consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agree not to plead or claim the same;

          (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at their address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waive, to the maximum extent not prohibited by law, any right they may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive damages.

          9.13  Acknowledgements.  The Borrowers hereby
acknowledge that:

          (a) they have been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other
     Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

          9.14 WAIVERS OF JURY TRIAL. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          9.15 Authority of General Partner. The General Partner of each of MV and Robinson shall have the right to execute and deliver documents on behalf of each of MV and Robinson, respectively, under this Agreement and take any other action on behalf of each of MV and Robinson, respectively, under this Agreement, and the Administrative Agent and the Lenders shall be under no obligation to make any inquiry respecting such authority.

          9.16 CVA as a Borrower. CVA shall become a Borrower upon satisfaction of the following conditions:

          (a) Supplement to Agreement. CVA shall have executed and delivered to the Administrative Agent a Supplement to this Agreement in substantially the form of Exhibit H hereto.

          (b) Supplement to Stock Pledge Agreement. ACC shall have executed a Supplement to the Stock Pledge Agreement in substantially the form of Exhibit A thereto.

          (c) Notes. The Administrative Agent shall have received, on behalf of each Lender which shall have received a Note pursuant to subsection 2.5(e), a replacement Note reflecting the addition of CVA as a Borrower.

          (d) Other Conditions. Each of the other conditions set forth in Section 4.1(d), (e), (f), (h), (i), (k) and (l) shall have been fulfilled with respect to CVA to the same extent as if CVA had been a Borrower on the date of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              PLATO COMMUNICATIONS, INC.
                              NORTHEAST CABLE, INC.


                              By:
                                 Title:


                              MARTHA'S VINEYARD CABLEVISION, L.P.

                              By:  U.S. Telemedia Investment
                              Company,
                                   its General Partner


                                   By:
                                      Title:

                              ROBINSON/PLUM CABLEVISION, L.P.

                              By:  PLATO COMMUNICATIONS, INC.
                                   its General Partner


                                   By:
                                      Title:


                              CHEMICAL BANK,
                                as Administrative Agent and as
                                a Lender


                              By:
                                 Title:

Annex A

                      PRICING GRID (in basis points)



Ratio of Total Funded Debt to Annualized Operating Cash Flow
                  Applicable Margin     Applicable Margin
                    for ABR Loans      for Eurodollar Loans
>  5.75:1                    75           175
<= 5.75:1 but > 5.25:1       50           150
<= 5.25:1 but > 4.75:1       25           125
<= 4.75:1                     0           100




PLATO COMMUNICATIONS, INC.
NORTHEAST CABLE, INC.
MARTHA'S VINEYARD CABLEVISION, L.P.
ROBINSON/PLUM CABLEVISION, L.P.




$190,000,000

CREDIT AGREEMENT




The Several Lenders From Time to Time Parties Hereto


and


CHEMICAL BANK,
as Administrative Agent






October 27, 1995





TABLE OF CONTENTS

                                                                       Page


SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Other Definitional Provisions. . . . . . . . . . . . . . . . . 19

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS. . . . . . . . . . . . . . . 20
     2.1  Revolving Credit Commitments . . . . . . . . . . . . . . . . . 20
     2.2  Procedure for Revolving Credit Borrowing . . . . . . . . . . . 20
     2.3  Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . 21
     2.4  Termination or Reduction of Commitments. . . . . . . . . . . . 21
     2.5  Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . 21
     2.6  Optional and Mandatory Prepayments . . . . . . . . . . . . . . 22
     2.7  Conversion and Continuation Options. . . . . . . . . . . . . . 23
     2.8  Minimum Amounts and Maximum Number of Tranches . . . . . . . . 23
     2.9  Interest Rates and Payment Dates . . . . . . . . . . . . . . . 24
     2.10  Computation of Interest and Fees. . . . . . . . . . . . . . . 24
     2.11  Inability to Determine Interest Rate. . . . . . . . . . . . . 25
     2.12  Pro Rata Treatment and Payments . . . . . . . . . . . . . . . 25
     2.13  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     2.14  Requirements of Law . . . . . . . . . . . . . . . . . . . . . 26
     2.15  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     2.16  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     2.17  Change of Lending Office. . . . . . . . . . . . . . . . . . . 30

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . 30
     3.1  Financial Condition. . . . . . . . . . . . . . . . . . . . . . 30
     3.2  No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     3.3  Existence; Compliance with Law . . . . . . . . . . . . . . . . 31
     3.4  Corporate Power; Authorization; Enforceable
            Obligations. . . . . . . . . . . . . . . . . . . . . . . . . 32
     3.5  No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . 32
     3.6  No Material Litigation . . . . . . . . . . . . . . . . . . . . 32
     3.7  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     3.8  Ownership of Property; Liens . . . . . . . . . . . . . . . . . 33
     3.9  Intellectual Property. . . . . . . . . . . . . . . . . . . . . 33
     3.10  No Burdensome Restrictions. . . . . . . . . . . . . . . . . . 33
     3.11  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     3.12  Federal Regulations . . . . . . . . . . . . . . . . . . . . . 33
     3.13  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     3.14  Investment Company Act; Other Regulations . . . . . . . . . . 34
     3.15  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 34
     3.16  General Partner's Existence; Compliance with Law. . . . . . . 34
     3.17  General Partner's Power; Authorization; Enforceable
            Obligations. . . . . . . . . . . . . . . . . . . . . . . . . 35
     3.18  Accuracy of Information . . . . . . . . . . . . . . . . . . . 35
     3.19  Purpose of Loans. . . . . . . . . . . . . . . . . . . . . . . 35
     3.20  Environmental Matters . . . . . . . . . . . . . . . . . . . . 35
     3.21  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     3.22  Franchises; FCC and Copyright Matters . . . . . . . . . . . . 37


SECTION 4.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . 39
     4.1  Conditions to Initial Loans. . . . . . . . . . . . . . . . . . 39
     4.2  Conditions to Each Loan. . . . . . . . . . . . . . . . . . . . 42

SECTION 5.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . 43
     5.1  Financial Statements . . . . . . . . . . . . . . . . . . . . . 43
     5.2  Certificates; Other Information. . . . . . . . . . . . . . . . 44
     5.3  Payment of Obligations . . . . . . . . . . . . . . . . . . . . 45
     5.4  Conduct of Business and Maintenance of Existence . . . . . . . 45
     5.5  Maintenance of Property; Insurance . . . . . . . . . . . . . . 45
     5.6  Inspection of Property; Books and Records; Discussions . . . . 46
     5.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     5.8  Environmental Laws . . . . . . . . . . . . . . . . . . . . . . 47

SECTION 6.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 47
     6.1  Financial Condition Covenants. . . . . . . . . . . . . . . . . 47
     6.2  Limitation on Indebtedness . . . . . . . . . . . . . . . . . . 47
     6.3  Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . 48
     6.4  Limitation on Guarantee Obligations. . . . . . . . . . . . . . 49
     6.5  Limitation on Fundamental Changes. . . . . . . . . . . . . . . 49
     6.6  Limitation on Sale of Assets . . . . . . . . . . . . . . . . . 49
     6.7  Limitation on Restricted Payments. . . . . . . . . . . . . . . 50
     6.8  Limitation on Investments, Loans and Advances. . . . . . . . . 50
     6.9  Limitation on Modifications of Management Subordination
            Agreements . . . . . . . . . . . . . . . . . . . . . . . . . 51
     6.10  Limitation on Transactions with Affiliates. . . . . . . . . . 51
     6.11  Limitation on Sales and Leasebacks. . . . . . . . . . . . . . 51
     6.12  Limitation on Changes in Fiscal Year. . . . . . . . . . . . . 52
     6.13  Limitation on Negative Pledge Clauses . . . . . . . . . . . . 52
     6.14  Limitation on Lines of Business; Activities of
            Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 52
     6.15  Limitation on Interest Rate Protection Agreements . . . . . . 52
     6.16  Limitation on Management Fees . . . . . . . . . . . . . . . . 52

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . 53

SECTION 8.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . . 56
     8.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . 56
     8.2  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . 56
     8.3  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . 56
     8.4  Reliance by Administrative Agent . . . . . . . . . . . . . . . 56
     8.5  Notice of Default. . . . . . . . . . . . . . . . . . . . . . . 57
     8.6  Non-Reliance on Administrative Agent and Other Lenders . . . . 57
     8.7  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . 58
     8.8  Administrative Agent in Its Individual Capacity. . . . . . . . 58
     8.9  Successor Administrative Agent . . . . . . . . . . . . . . . . 59
     8.10  Other Agents                                                  59


SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 59
     9.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . 59
     9.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     9.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . 61
     9.4  Survival of Representations and Warranties . . . . . . . . . . 61
     9.5  Payment of Expenses and Taxes. . . . . . . . . . . . . . . . . 61
     9.6  Successors and Assigns; Participations and Assignments . . . . 62
     9.7  Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . 65
     9.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 65
     9.9  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 65
     9.10  Integration . . . . . . . . . . . . . . . . . . . . . . . . . 66
     9.11  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . 66
     9.12  Submission To Jurisdiction; Waivers . . . . . . . . . . . . . 66
     9.13  Acknowledgements. . . . . . . . . . . . . . . . . . . . . . . 67
     9.14  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . 67
     9.15  Authority of General Partner. . . . . . . . . . . . . . . . . 67
     9.16  CVA as a Borrower . . . . . . . . . . . . . . . . . . . . . . 67

Annex A     -  Pricing Grid


SCHEDULES

Schedule I       -  Commitments
Schedule 3.15    -  Subsidiaries of the Borrowers
Schedule 3.20    -  Environmental Matters
Schedule 3.22    -  Systems and Franchises
Schedule 4.1(b)  -  Refinanced Existing Indebtedness
Schedule 6.2(c)  -  Indebtedness of the Borrowers
Schedule 6.3(f)  -  Liens Securing Indebtedness listed
                    on Schedule 6.2(c)
Schedule 6.4(a)  -  Guarantee Obligations
Schedule 9.2     -  Copies for Notices


EXHIBITS

Exhibit A      Form of Note
Exhibit B-1    Form of Stock Pledge Agreement
Exhibit B-2    Form of Partnership Pledge Agreement
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Management Subordination Agreement
Exhibit E      Form of Borrowing Certificate
Exhibit F-1    Form of Legal Opinion of Counsel to the Borrowers
Exhibit F-2    Form of Legal Opinion of Borrowers' General
               Counsel
Exhibit F-3    Form of Legal Opinion of Borrowers' FCC Counsel
Exhibit G      Form of Assignment and Acceptance
Exhibit H      Form of Supplement to this Agreement
Exhibit I      Form of Affiliate Subordination Agreement






































                                                                 SCHEDULE I



COMMITMENTS



                                            Commitment
         Bank            Commitment               Percentage


Chemical Bank        $ 190,000,000             100%
































                                                               EXHIBIT A TO
                                                           CREDIT AGREEMENT

                         [FORM OF PROMISSORY NOTE]

                                   NOTE


$190,000,000                                             New York, New York
                                                           October 27, 1995

          FOR VALUE RECEIVED, the undersigned, PLATO
COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., and a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania corporation ("Robinson"; together with Plato, Northeast and MV, the "Borrowers", and individually, each a "Borrower"), hereby unconditionally promise to pay, jointly and severally, to the order of CHEMICAL BANK ("Lender") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of
(a) ONE HUNDRED NINETY MILLION DOLLARS ($190,000,000), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to subsection 2.1 of the Credit Agreement (as defined below). The Borrowers further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.9 and 2.11 of the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period (and Eurodollar Rate) with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrowers in respect of such Loans or this Note, the Credit Agreement or any other Loan Document.

          This Note (a) is one of the Promissory Notes referred to in the Credit Agreement dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the other banks and financial institutions from time to time parties thereto, and Chemical Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.











          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                              PLATO COMMUNICATIONS, INC.
                              NORTHEAST CABLE, INC.



                              By:
                                   Name:
                                   Title:


                              MARTHA'S VINEYARD CABLEVISION, L.P.

                              By:  U.S. TELE-MEDIA INVESTMENT
                                   COMPANY, its General Partner


                                   By:

                                        Name:
                                        Title:


                              ROBINSON/PLUM CABLEVISION, L.P.

                              By:  PLATO COMMUNICATIONS, INC.,
                                   its General Partner


                                   By:

                                        Name:
                                        Title:

                              Schedule A
to Promissory Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS
                  Amount    Amount of     Amount of         Unpaid
      Amount of  Converted  Principal     ABR Loans        Principal
                    to       of ABR      Converted to       Balnce
Date  ABR Loans ABR Loans Loans Repaid  Eurodollar Loans of ABR Loans  Notation Made By

























Schedule B
to Promissory Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS
                                                                                      Amount of      Unpaid
                 Amount Converted  Interest Period   Amount of       Amount of        Eurodollar    Principal
       Amount of  to or Continued   and Eurodollar   Principal of    Eurodollar      Loans Con-    Balance of
Date  Eurodollar  As Eurodollar     Rated with Res-   Eurodollar   Loans Converted  verted to C/D   Eurodollar  Notation
        Loans       Loans            pect thereto   Loans repaid    to ABR Loans     Rate Loans       Loans      Made By































Schedule C
to Promissory Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF C/D RATE LOANS


                     Amount                                                   Amount of
                   Converted      Interest                      Amount of     C/D Rate       Unpaid
                     to or        Period          Amount of      C/D Rate       Loans        Principal
         Amount    Continued      and C/D         Principal       Loans      Converted to    Balance
         of C/D     as C/D       Rate with        Rate C/D     Converted to   Eurodollar     of C/D      Notation
 Date  Rate Loans  Rate Loans  Respect Thereto  Loans Repaid    ABR Loans       Loans       Rate Loans    Made By






















        STOCK PLEDGE AGREEMENT, dated as of October 27, 1995, made by ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Pledgor"), in favor of CHEMICAL BANK, as Administrative Agent for the several banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S
VINEYARD CABLEVISION, L.P., a Delaware limited partnership ("MV") and ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership ("Robinson"; together with Plato, Northeast and MV, the "Borrowers", and each a "Borrower"), and the Administrative Agent.


                           W I T N E S S E T H :


        WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

        WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;
and

        WHEREAS, pursuant to the provisions of subsection 9.16 of the Credit Agreement the Pledgor has agreed that, in the circumstances described therein, it will execute and deliver to the Administrative Agent, for the ratable benefit of the Lenders, a pledge agreement supplement in the form of Exhibit C hereto (the "Pledge Agreement Supplement"), pledging hereunder the Capital
Stock of Central Virginia Cable, Inc., a Delaware corporation ("CVA"), if CVA shall, after the date hereof, become a Borrower under the Credit Agreement (such additional Capital Stock, together with all certificates, options or rights of any nature whatsoever that may be granted by such Issuer to the Pledgor in respect of such Capital Stock, being hereinafter referred to as the "Additional Pledged Collateral");

        NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit
Agreement and to induce the Lenders to make their respective Loans under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

        10. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        (b) The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Instrument, Chattel Paper, and the following terms have the following meanings:

        "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

        "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

        "Collateral":  the Pledged Collateral and all Proceeds.

        "Collateral Account": any account established to hold money Proceeds, maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 8(a).

        "Issuers":  the collective reference to the companies identified on
   Schedule 1 attached hereto as the issuers of the Pledged
   Collateral; individually, each an "Issuer".

        "Obligations": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative
   Agent and the Lenders, including, without limitation, any commitment fees, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, this Agreement, the other Loan
   Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreement, this Agreement or any other Loan Document).

        "Pledged Collateral":  (i)  the shares of capital stock listed on
   Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Pledgor in respect of the Pledged Collateral while this Agreement is in effect and (ii) Additional Pledged
   Collateral.

        "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged
   Collateral, collections thereon or distributions with respect thereto.

        "Securities Act":  the Securities Act of 1933, as amended.

        (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

        (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

        11. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Collateral and hereby grants to Administrative Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

        12. Stock Powers. Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Collateral to the Administrative Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Administrative Agent so requests, signature guaranteed.

        13. Representations and Warranties. The Pledgor represents and warrants that:

        (a) The Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

        (b) This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, and upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Collateral, the security interest created pursuant to this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        (c) The shares of Pledged Collateral constitute all the issued and outstanding shares of all classes of Capital Stock of each Issuer, except for the 150 shares of Common Stock of Northeast owned by the Gans Family.

        (d) All the shares of the Pledged Collateral have been duly and validly issued and are fully paid and nonassessable.

        (e) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Collateral, free of any and all Liens or options in favor of, or claims of, any other
   Person, except the security interest created by this Agreement.

        14. Covenants. The Pledgor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

        (a) If the Pledgor shall, as a result of its ownership of the Pledged Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Collateral or any property shall be distributed upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

        (b) Without the prior written consent of the Administrative Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Administrative Agent to sell, assign or transfer any of the Collateral.

        (c) The Pledgor shall maintain the security interest created by this Agreement as a first, perfected security interest and shall defend such security interest against claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

        (d) The Pledgor shall pay, and save the Administrative Agent and each Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, except for any such liabilities which result from the gross negligence or wilful misconduct of the Administrative Agent or such Lender, as the case may be.

        15. Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Pledgor of the Administrative
Agent's intent to exercise its corresponding rights pursuant to
Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Issuers and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Collateral and to exercise all voting and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

        16. Rights of the Lenders and the Administrative Agent. (a) All money Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent for the benefit of the Lenders in a Collateral Account. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Pledgor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section
8(a).

        (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Collateral and make application thereof to the Obligations in such order as the Administrative Agent may determine and (ii) all shares of the Pledged Collateral shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Collateral at any meeting of shareholders of any Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer or upon the exercise by the Pledgor or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

        17. Remedies. (a) If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect.

        (b) If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity of redemption is hereby waived or released. The
Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section
9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 20 days before such sale or other disposition.

        (c) The Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code, except the right to receive any surplus of the proceeds of the sale or other disposition of the Collateral remaining after payment in full of the Obligations; the Pledgor shall not be liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations.

        18. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 8(b) hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
Section 11(a) of the Securities Act.

        (b) The Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged
Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The
Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

        (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative
Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

        19. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and
(b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

        20. Administrative Agent's Appointment as Attorney-in-Fact. (a) The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

        (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

        21. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-
207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account, except that the Administrative
Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits.
Neither the Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

        22. Execution of Financing Statements. Pursuant to Section 9-402 of the Code, the Pledgor authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Pledgor in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative
Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

        23. Authority of Administrative Agent. The Pledgor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative
Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Pledgor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

        24. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing
(including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier, or, in the case of telecopy notice, when received, addressed as follows:

        (a) if to the Administrative Agent, at its address or transmission number for notices provided in subsection 9.2 of the Credit
   Agreement; and

        (b) if to the Pledgor, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement.

The Administrative Agent and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

        25. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        26. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by facsimile transmission from the Administrative Agent.

        (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

        (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

        27. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        28. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, provided that the Pledgor may not assign any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

        29. FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Pledged Collateral) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other state or Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other state or Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any Governmental Authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following acceleration of the payment of the Loans in accordance with the provisions of the Credit Agreement.

        30. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE
OF NEW YORK.




























        IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                              ADELPHIA COMMUNICATIONS CORPORATION


                              By:___________________________

                                 Name:
                                 Title:








Schedules:

Schedule 1 -  Description of Pledged Collateral


Exhibits:

Exhibit A - Supplement
Exhibit B - Acknowledgement and Consent





















SCHEDULE 1
TO PLEDGE AGREEMENT
DESCRIPTION OF PLEDGED COLLATERAL


                                   STOCK

                                Class of         Stock
Issuer                              Stock     Certificate No.
No. of Shares

Plato Communications, Inc.  Common           1       1,000

Northeast Cable, Inc.       Common         2                  850

                                                           EXHIBIT A TO
                                                           PLEDGE AGREEMENT


                   [FORM OF PLEDGE AGREEMENT SUPPLEMENT]

          PLEDGE AGREEMENT SUPPLEMENT dated _____________, 19___ (this "Supplement") made by ADELPHIA COMMUNICATIONS CORPORATION, a
Delaware corporation (the "Pledgor"), in favor of CHEMICAL BANK, as Administrative Agent for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Banks and the Administrative Agent.

          1. This Supplement is executed and delivered pursuant to the terms of the Pledge Agreement dated as of October 27, 1995 (as supplemented by this Supplement, the "Pledge Agreement") by the Company in favor of the Agent. Terms defined in the Pledge
Agreement are used herein with their defined meanings.

          2. The Company confirms and reaffirms the security interest in the Pledged Collateral granted to the Administrative Agent, for the ratable benefit of the Lenders, under the Pledge Agreement, and as additional collateral security for the prompt and complete payment and performance when due of all the Obligations and to induce the Lenders to make additional extensions of credit to the Company in accordance with the terms of the Credit Agreement, the Company hereby pledges, assigns, hypothecates, transfers and delivers to the Administrative Agent, for the ratable benefit of the Lenders, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest in the Additional Pledged Collateral listed on Schedule
1 annexed hereto and all proceeds thereof.

          3. The Company hereby represents and warrants that the representations and warranties contained in Section 5 of the Pledge Agreement are true and correct on the date of this Supplement with all references therein to "Pledged Collateral" to include the Additional Pledged Collateral listed on Schedule 1 hereto and with references therein to "this Agreement" to mean the Pledge Agreement as supplemented hereby. In addition, the Company represents and warrants that this Supplement has been duly executed and delivered by the Company and constitutes a legal valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          4. This Supplement is supplemental to the Pledge Agreement, forms a part thereof and is subject to all the terms thereof. Schedule
1 to the Pledge Agreement does, and shall be deemed to, include each item listed on Schedule 1 hereto, and each such item shall be and is included within the meaning of the term "Additional
Pledged Collateral" as such term is defined in the Pledge
Agreement and each issuer listed on Schedule 1 hereto shall be and is included within the meaning of the term "Issuer", as such term is defined in the Pledge Agreement.

          IN WITNESS WHEREOF, the Company has caused this Supplement to be duly executed and delivered by its duly authorized officer on the date first set forth above.

                         ADELPHIA COMMUNICATIONS CORPORATION


                         By:
                            Name:
                            Title:

                                                              SCHEDULE 1 TO
                                             SUPPLEMENT TO PLEDGE AGREEMENT

                     DESCRIPTION OF PLEDGED COLLATERAL


                                 Class of         Stock
Issuer                              Stock     Certificate No.
No. of Shares

                                                               EXHIBIT B TO
                                                           PLEDGE AGREEMENT



ACKNOWLEDGEMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of October 27, 1995 (the "Pledge
Agreement"), made by ADELPHIA COMMUNICATIONS CORPORATION, in favor of CHEMICAL BANK, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

          1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in
Section 5(a) of the Pledge Agreement.

          3. The terms of Section 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 9 of the Pledge Agreement.


                              [NAME OF ISSUER]



                              By:
                                 Name:
                                 Title:













          PARTNERSHIP PLEDGE AGREEMENT, dated as of October 27, 1995, made by PLATO COMMUNICATIONS, INC., a Delaware corporation (the
"Pledgor"), in favor of CHEMICAL BANK, as Administrative Agent for the several banks and other financial institutions
(collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit
Agreement") among PLATO COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a
Delaware limited partnership ("MV") and ROBINSON/PLUM
CABLEVISION, L.P., a Pennsylvania limited partnership
("Robinson"; together with Plato, Northeast and MV, the "Borrowers", and each a "Borrower"), and the Administrative
Agent.


                           W I T N E S S E T H :


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers that the Pledgor shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit
Agreement and to induce the Lenders to make their respective
Loans under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

          4. Defined Terms. (a) Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) The following terms defined in Article 9 of the Uniform Commercial Code as from time to time in effect in the State of New York are used herein as so defined: Accounts, Instrument, Chattel Paper, and the following terms have the following meanings:

          "Agreement": this Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "General Intangibles": as defined in Section 9-106 of the Code and shall include, without limitation, the partnership interests listed on Schedule 1 to this Agreement and all rights of the Pledgor to receive, directly or indirectly, moneys or any other rights or benefits therefrom.

          "Obligations": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit
     Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreement, this Agreement or any other Loan Document).

          "Partnerships":  M.V. and Robinson.

          "Partnership Agreements": the Limited Partnership Agreement of Martha's Vineyard Cablevision, L.P., dated as of January 31,
     1995, by and among U.S. Tele-Media Investment Company as the General Partner and the Preferred Limited Partner, and Robert E. Tudek and Everett I. Mundy, as the Limited Partners and the
     Limited Partnership Agreement of Robinson/Plum Cablevision, L.P, dated as of October 24, 1995, by and among Plato as the General Partner and Northeast as the Limited Partner, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.

          "Partnership Interest": as defined in Section 2 of this Agreement.

          "Pledged Collateral":  as defined in Section 2 of this Agreement.

          5. Grant of Security Interest; Non-Recourse. (a) As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, now existing or hereafter arising, the Pledgor hereby pledges, assigns and transfers to the Administrative Agent for the ratable benefit of the Lenders, and grants to the Administrative Agent for the ratable benefit of the Lenders, a continuing first priority security interest in any and all of the following property now owned or at any time hereafter acquired by the Pledgor, or in which the Pledgor may acquire any right, title or interest (collectively, the "Pledged
Collateral"):

          (i) any and all of its partnership interest in the Partnerships as set forth in Schedule 1 attached hereto, including, without limitation, all its rights, title and interest to participate in the operation or management of such Partnerships and all its rights to properties, assets, partnership interests and distributions under such Partnership Agreements in respect of such general or limited partnership interest (the "Partnership Interest");

         (ii) all Accounts arising out of the Partnership Agreements in respect of the Pledgor's Partnership Interest;

        (iii) all General Intangibles arising out of or constituted by the Partnership Agreements in respect of the Pledgor's
     Partnership Interest; and

         (iv) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

          This Agreement shall create a continuing security interest in the Pledged Collateral which shall remain in effect until all the Obligations, now existing or hereafter arising, shall have been paid in full, the Commitments shall have been terminated and the Credit Agreement and the Security Documents shall no longer be in effect.

          (b) The Pledgor shall not have any personal liability for payment of the Obligations, and in any action or suit to collect the Obligations the Administrative Agent and the Lenders shall not seek any in personam judgment against the Pledgor or any judgment for a deficiency but shall look solely to the security interests hereunder and the collateral described herein for payment of the Obligations. Nothing contained in this Section shall be construed to impair the validity of the Obligations or this Agreement or affect or impair in any way the right of the Administrative Agent and the Lenders to exercise their rights and remedies under the Credit Agreement, any Notes and any other Loan Documents in accordance with their terms.

          6. Rights of Administrative Agent; Limitations on Administrative Agent's Obligations.

          (a) Pledgor Remains Liable. Anything herein to the contrary notwithstanding, the Pledgor shall remain liable under the Partnership Agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof. The Administrative Agent shall not have any obligation or liability by reason of or arising out of this Agreement or the receipt by the Administrative Agent of any payment relating to any Pledged Collateral pursuant hereto, nor shall the Administrative Agent be obligated in any manner to perform any of the obligations of the Pledgor under or pursuant to the Partnership Agreements or any Account or General Intangible related thereto, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any thereof, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (b) Proceeds. The Administrative Agent hereby authorizes the Pledgor to collect the Accounts in respect of the Pledgor's
Partnership Interest. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Accounts in respect of the Pledgor's
Partnership Interest and any Proceeds of such Accounts, when and if collected by the Pledgor, shall be forthwith deposited by the Pledgor in the exact form received, duly endorsed by the Pledgor to the Administrative Agent if required, in a special bank account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent only, as hereinafter provided, and, until so turned over, shall be held by the Pledgor in trust for the Administrative Agent, for the ratable benefit of the Lenders, segregated from other funds of the Pledgor.

          7. Representations and Warranties. The Pledgor hereby represents and warrants that:

          (a) Title; No Other Liens. Except for the Lien granted to the Administrative Agent pursuant to this Agreement and other than as may be permitted pursuant to the Credit Agreement, the Pledgor owns each item of the Pledged Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to this Agreement or the other Security Documents.

          (b) Perfected First Priority Liens. Upon giving of appropriate notices pursuant to Article 8 of the Code and in the form of Exhibits A and B to this Agreement with respect to the Partnership Interest and upon the filing of UCC-1 financing statements required to perfect the security interest granted hereunder in Accounts and General Intangibles arising out of the Partnership Agreements in respect of the Pledgor's Partnership Interests under the Uniform Commercial Code in effect in each relevant jurisdiction, the Liens granted pursuant to this Agreement shall constitute perfected first priority Liens on the Pledged Collateral in favor of the Administrative Agent and shall be enforceable as such against all creditors of and purchasers from the Pledgor.

          (c) Accounts. The Pledgor's residence and principal place of business, and the place where the Pledgor keeps its records concerning the Accounts, is 5 West 3rd Street, Coudersport,
     Pennsylvania 16915.

          8. Covenants. The Pledgor covenants and agrees with the Administrative Agent that until the Obligations are paid in full, the Commitments are terminated and the security interest granted pursuant to this Agreement is released:

          (a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The
     Pledgor also hereby authorizes the Administrative Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. The Pledgor and the Administrative Agent agree that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Pledged Collateral pursuant to this Agreement.

          (b) Indemnification. The Pledgor will pay, and save the Administrative Agent and each Lender harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Pledged Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Pledged Collateral or (iii) in connection with the grant and perfection of the security interest contemplated by this Agreement, except for any such liabilities which result from the gross negligence or wilful misconduct of the Administrative Agent or such Lender as the case may be.

          (c) Maintenance of Records. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Pledged Collateral, including, without limitation, a record of all payments received and all credits granted.

          (d) Limitation on Liens on Pledged Collateral. The Pledgor will not create, incur or permit to exist, will defend the Pledged Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Pledged
     Collateral, other than the Liens created hereby and other than as may be permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to any of the Pledged Collateral against the claims and demands of all Persons whomsoever.

          (e) Further Identification of Pledged Collateral. The Pledgor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (f) Changes in Locations, Name, etc. The Pledgor will not, unless it shall give 30 days' written notice to such effect to the Administrative Agent and any filings required under the Uniform Commercial Code in effect in any affected jurisdictions to maintain the perfected security interest granted pursuant to this Agreement shall have been made, (i) change the location of its chief executive office or principal place of business from that specified in Section 4(c) or remove its books and records from such location or (ii) change its name, identity or structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become seriously misleading.

          9.  Administrative Agent's Appointment as Attorney-in-Fact.

          (a) Powers. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, to the extent permitted under applicable law, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to secure the obligations and grant interests in the Pledged
Collateral as contemplated by this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

(i) upon the occurrence and during the continuance of any Event of Default, to exercise all partnership rights, powers and privileges with respect to the Partnership Interest to the same extent as a limited partner under the Partnership Agreements;

(ii) upon the occurrence and during the continuance of any Event of Default, in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under (i) any Account, Instrument or General Intangible owing to the Pledgor as a general partner under the Partnership Agreements or (ii) for the payment of any other moneys due to the Pledgor as a general partner under the Partnership Agreements and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or the Partnership Agreements whenever payable;

(iii) to pay or discharge taxes and Liens levied or placed on the Pledged Collateral; and

(iv) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative
Agent or as the Administrative Agent shall direct; (b) to ask for or demand, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of the Pledged Collateral; (c) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any part thereof and to enforce any other right in respect of the Pledged Collateral; (e) to defend any suit, action or proceeding brought against the Pledgor with respect to the Pledged Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in clause (e) above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; and
(g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged
Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Pledgor's expense, at any time, or from time to time, all reasonable acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Administrative Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Other Powers. The Pledgor also authorizes the Administrative Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

          (c) No Duty on Administrative Agent's Part. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent's interests in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for its or their gross negligence or willful misconduct.

          10. Performance by Administrative Agent of Pledgor's Obligations; Rights of Pledgor Prior to Event of Default. (a)
If the Pledgor fails to perform or comply with any of its agreements contained herein and the Administrative Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate per annum set forth in subsection 2.9(c)(iii) of the Credit Agreement, shall be payable by the Pledgor to the Administrative Agent on demand and shall constitute Obligations secured hereby.

          (b) Unless an Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all distributions made pursuant to the Partnership Agreements and exercise all voting rights and take all action it is authorized to take thereunder, provided that no distribution shall be made which is prohibited by the Credit Agreement, the Partnership Agreements or any of the other documents executed in connection with the transactions contemplated hereby; and, provided further, that no vote or other action taken shall impair any of the Pledged Collateral provided to the Administrative Agent pursuant to this Agreement.

          11. Remedies; Rights Upon Default. (a) If an Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, presentment, protest, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver said Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent and any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged
Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity of redemption is hereby waived or released. The Pledgor further agrees, at the Administrative
Agent's request, to assemble the Pledged Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged
Collateral or in any way relating to the Pledged Collateral or the rights of the Administrative Agent hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and payment in full of the Obligations and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section
9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Pledged Collateral. If any notice of a proposed sale or disposition of Pledged
Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Credit Agreement at least 20 days before such sale or disposition.

          (b) If an Event of Default shall occur and be continuing, the Administrative Agent may (but need not), upon notice to the Pledgor, exercise all voting and other rights of the Pledgor as a limited or general partner of the Partnerships and exercise all other rights as a limited or general partner provided under the Partnership Agreements in respect of the Partnership Interest and the Administrative Agent shall receive all permitted distributions, if any, made for the account of the Pledgor as a limited or general partner under the Partnership
Agreements.

          12. Limitation on Administrative Agent's Duties in Respect of Pledged Collateral. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of any Pledged Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged
Collateral upon the request of the Pledgor or otherwise.

          13. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.

          14. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Pledgor to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made
(i) when delivered by hand or (ii) three days after being deposited in the mail, postage prepaid or (iii) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (iv) if by telecopy when received:

          (a) if to the Administrative Agent or any Lender, at its address or transmission number for notices; and

          (b) if to any Pledgor, at its address or transmission number for notices provided in subsection 9.2 of the Credit Agreement.

          The Administrative Agent and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          16. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          17. No Waiver; Cumulative Remedies. The Administrative Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or any Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

          18. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telecopy or facsimile transmission from the Administrative Agent. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Administrative Agent, for the ratable benefit of the Lenders, and the successors and assigns of the Administrative Agent and the Lenders, provided that the Pledgor may not assign its rights or obligations under this Agreement without the prior written consent of the Administrative
Agent and any such purported assignment shall be null and void.

          19. FCC Approval. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Partnership Interest) pursuant to this Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of any Loan Party without first obtaining the prior approval of the FCC or other state or Governmental Authority, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC or other state or Governmental Authority. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any Governmental Authority or instrumentality, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such governmental consent, approval, recording, qualification or authorization. Without limiting the generality of the foregoing, the Pledgor will use its best efforts upon the reasonable request of the Administrative Agent to obtain from the appropriate governmental authorities the necessary consents and approvals, if any (i) for the granting to the Administrative
Agent pursuant hereto of the security interests provided for in this Agreement to the extent, if any, such security interests may be granted under existing statutes or regulations and (ii) for the assignment or transfer of such authorizations, licenses and permits to the Administrative Agent or its designee upon or following acceleration of the payment of the Loans in accordance with the provisions of the Credit Agreement.

          20. Submission To Jurisdiction; Waivers. The Pledgor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan
     Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address provided in subsection 9.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant to Section 11 hereof;

          (d) agrees that nothing herein shall affect the right to effect service or process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive damages.

          21. WAIVERS OF JURY TRIAL. THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR
PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT
TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

          22.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK.






          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                   PLATO COMMUNICATIONS, INC.


                                   By:_________________________
                                                                         Name:
                                      Title:
                                                                 SCHEDULE 1

                   DESCRIPTION OF PARTNERSHIP INTERESTS


1) All limited and general partnership interests in the Partnerships held by the Pledgor from time to time.










































                                                                  EXHIBIT A


                           Transaction Statement

                                   ______   , 1995


To:       Plato Communications, Inc.
          3 West Third Street
          Coudersport, PA 16915
          Attention:  ___________________

          and

          Chemical Bank, as Administrative Agent
          270 Park Avenue
          New York, New York  10017
          Attention:  Mr. John Huber
                      Managing Director


          This statement is to advise you that a pledge of the following uncertificated securities has been registered in the name of Chemical Bank, as Administrative Agent:
          1. Uncertificated Security: All [limited] [general] partnership interests of Plato Communications, Inc., in [Robinson/Plum] [Martha's Vineyard] Cablevision, L.P.

          2.   Registered Owner:

               Plato Communications, Inc.
               3 West Third Street
               Coudersport, PA 16915
               Attention:  ___________________

               Taxpayer Identification Number:  _____________

          3.   Registered Pledgee:

               Chemical Bank, as Administrative Agent
               270 Park Avenue
               New York, New York  10017
               Attention:  Mr. John Huber
                           Managing Director

               Taxpayer Identification Number:  13-4994650

          4. There are no liens or restrictions of [Robinson/Plum] [Martha's Vineyard] Cablevision, L.P., and no adverse claims to which the uncertificated security is or may be subject known to Plato Communications, Inc.

          5.   The pledge was registered on ______ __, 1995.


          THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEES AS OF THE TIME OF ITS ISSUANCE. DELIVERY OF THIS STATEMENT, OF
ITSELF, DOES NOT CONFER ANY RIGHTS ON THE RECIPIENT.  THIS
STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.
                    Very truly yours,


                    [NAME OF PARTNERSHIP]


                    By:  [NAME OF GENERAL PARTNER],
                          its General Partner


                       By:
                          Title:
















































                                                                  EXHIBIT B







                                   ______   , 1995




To:       [ADDRESS]





          You are hereby instructed to register the pledge of the following uncertificated security as follows:
          All [limited] [general] partnership interests of the undersigned in [Robinson/Plum] [Martha's Vineyard] Cablevision, L.P.

Pledgor                                 Pledgee
Plato Communications, Inc.              Chemical Bank
3 West Third Street                     270 Park Avenue
Coudersport, PA 16915                   New York, N.Y. 10017
Attention: __________________           Attention: Mr. John Huber
                                                   Managing Director


                         Very truly yours,

                         [NAME OF PARTNERSHIP]

                          By:  [NAME OF GENERAL PARTNER],
                                its General Partner


                              By:
                                  Title:

















































                                                               EXHIBIT C TO
                                                           CREDIT AGREEMENT


                     [FORM OF COMPLIANCE CERTIFICATE]

                          COMPLIANCE CERTIFICATE


          Pursuant to subsection 5.2(b) of the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among Plato
Communications, Inc., a Delaware corporation ("Plato"), Northeast
Cable, Inc., a Delaware corporation ("Northeast"), Martha's
Vineyard Cablevision, L.P., a Delaware limited partnership
("MV"), Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership ("Robinson", together with Plato, Northeast and MV, the "Borrowers", and individually, each a "Borrower"), the banks and other financial institutions from time to time parties thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders, the undersigned, do hereby certify that
(i) to the best of the undersigned's knowledge, the Borrowers have observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that the undersigned has obtained no knowledge of any Default or Event of Default [except as specified in this certificate], and (ii) as of the date of the financial statements being delivered in connection herewith, the Borrower was in compliance with the covenants set forth in subsections
6.1, 6.6(a), 6.7 and 6.16 of the Credit Agreement, and that the calculations of such covenant compliance set forth on Annex A hereto are based upon such financial statements and are true and correct.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the day and year set forth below.

                        PLATO COMMUNICATIONS, INC.


                        By:
                             Title:


                        NORTHEAST CABLE, INC.



                        By:
                             Title:


                        ROBINSON/PLUM CABLEVISION, L.P.

                        By:  PLATO COMMUNICATIONS, INC.,
                             its General Partner


                             By:
                                  Title:


                        MARTHA'S VINEYARD CABLEVISION, L.P.


                        By:  U.S. TELE-MEDIA INVESTMENT COMPANY,
                               its General Partner


                             By:
                                  Name:
                                  Title:

Date:
ANNEX A TO
COMPLIANCE CERTIFICATE



VI. SUBSECTION 6.1(a) - TOTAL LEVERAGE RATIO


Total Leverage Ratio = Total Funded Debt/Annualized Operating
Cash Flow
                      = ______________ /_________________

Must not exceed:        6.25:1.00


Supporting Calculations:

A. Calculation of Total Funded Debt:

Indebtedness outstanding in respect of the Loans____________


B. Calculation of Annualized Operating Cash Flow:

1.  Operating Cash Flow - Operations:

  Net Income____________
plus Interest Expense____________
plus Management Fees____________
plus Depreciation____________
plus Amortization____________
plus Income Taxes____________
plus Other non-cash expenses____________ minus Non-cash Income, Gains and Fees minus Non-cash Fees, interest income and dividends and distributions from Affiliates ____________ minus Cash Fees, interest income and dividends and distributions from Affiliates in Excess of 10% of Operating Cash Flow for Period____________

2.  Operating Cash Flow - Acquisitions during period:

  Net Income____________
plus Interest Expense____________
plus Management Fees____________
plus Depreciation____________
plus Amortization____________
plus Income Taxes____________
plus Other non-cash expenses____________ minus Non-cash Income, Gains and Fees minus Non-cash Fees, interest income and dividends and distributions from Affiliates ____________ minus Cash Fees, interest income and dividends and distributions from Affiliates in Excess of 10% of Operating Cash Flow for Period____________


3.  Operating Cash Flow - Asset Sales during period:

  Net Income____________
plus Interest Expense____________
plus Management Fees____________
plus Depreciation____________
plus Amortization____________
plus Income Taxes____________
plus Other non-cash expenses____________ minus Non-cash Income, Gains and Fees minus Non-cash Fees, interest income and dividends and distributions from Affiliates ____________ minus Cash Fees, interest income and dividends and distributions from Affiliates in Excess of 10% of Operating Cash Flow for Period____________


Operating Cash Flow (OCF) = (1) + (2) -
(3)                                                            ____________

Annualized Operating Cash Flow = OCF
multiplied by 4                                                ____________


VII.  SECTION 6.1(b) - INTEREST COVERAGE


Interest Coverage Ratio = Operating Cash Flow/Interest Expense
                       = ______________/_________________


Must not be less than:   1.60:1.00


Supporting Calculations:

A.Calculation of Operating Cash Flow
(see 1(B) above):                                              ____________

B.Calculation of Interest Expense:

  Interest Expense on Indebtedness Outstanding
  during the Period in respect of the Loans                    ____________

VIII.  SUBSECTION 6.6(a) - ASSET SALES


Aggregate of the System Cash Flow Percentage of Systems Sold
During Period Covered by Financial Statements delivered with this
Compliance Certificate:1)

[Aggregate System Cash Flow Percentage =(Operating Cash Flow from
Systems Sold for Last Four Quarter Period Ended Prior to Sale of such Systems/Operating Cash Flow from Operations for such Period) multiplied by 100]

= ____%

Must not be more than:    15%


Supporting Calculations for each System Sold:

A.  Calculation of Operating Cash Flow Attributable to [_______]
For Four Quarter Period Prior to such Sale:

  Operating Cash Flow of [_______]:

  Net Income____________
plus Interest Expense____________
plus Management Fees____________
plus Depreciation____________
plus Amortization____________
plus Income Taxes____________
plus Other non-cash expenses____________ minus Fees, interest income and dividends and distributions from Affiliates ____________ plus Fees, interest income and dividends and distributions from Affiliates to extent does not exceed 10% of Operating Cash Flow____________

1) Include calculation for each System sold during the relevant period

Operating Cash Flow Attributable to System:____________

B.  Operating Cash Flow from Operations For Four Quarter Period
Prior to such Sale:

  Net Income____________
plus Interest Expense____________
plus Management Fees____________
plus Depreciation____________
plus Amortization____________
plus Income Taxes____________
plus Other non-cash expenses____________ minus Fees, interest income and dividends and distributions from Affiliates ____________ plus Fees, interest income and dividends and distributions from Affiliates to extent does not exceed 10% of Operating Cash Flow____________

Operating Cash Flow for Period:____________


IX.  SUBSECTION 6.7(b) - RESTRICTED PAYMENTS

Restricted Payments to Chelsea pursuant to subsection 6.7(a) Amount Permitted $20,000,000

Restricted Payment by a Subsidiary to a Borrower
  pursuant to subsection 6.7(b), which complies with proviso therein___________

Other Restricted Payments:

Capital Contributions to Borrower
  after Closing Date2)____________

Less:  Management Fees paid after Closing Date____________

Total Other Restricted Payments made
  after Closing Date____________


2) Attach a schedule detailing the dates and amounts of each such Capital Contribution

X.  SUBSECTION 6.16 - MANAGEMENT FEES

Total Management Fees Paid by the Borrower During
Most Recent Fiscal Quarter: ____________

5% of Gross Revenues of the Borrowers For Such




Fiscal Quarter____________

Total Management Fees Paid during Default Period, if Applicable.____________


















































EXHIBIT D TO
CREDIT AGREEMENT



[FORM OF MANAGEMENT SUBORDINATION AGREEMENT]


SUBORDINATION AGREEMENT dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership ("Robinson", together with Plato, Northeast, MV and, if it shall become a party hereto pursuant to
Section 11, CVA, the "Borrowers", and individually, each a "Borrower"), each Subsidiary of each of the Borrowers party hereto (together with the Borrowers, the "Companies"), ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation ("ACC"), ADELPHIA CABLE T.V., INC., a Pennsylvania corporation, and ADELPHIA CABLEVISION, INC., a Pennsylvania corporation (together, Adelphia Cable T.V., Inc., Adelphia Cablevision, Inc. and ACC, the "Managers"), and CHEMICAL BANK, as Administrative Agent for the several banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the
 "Credit Agreement"), among the Borrowers, the Lenders and the Administrative Agent.


                           W I T N E S S E T H :


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

         WHEREAS, pursuant to the Management Services Agreement, dated as of January 1, 1995, by and between Plato and ACC, the Management Services Agreement for Managed Systems, dated as of January 1, 1995, by and between Adelphia Cable T.V., Inc. and Northeast, the Management Services Agreement by and between Adelphia Cablevision, Inc. and MV and the Management Services Agreement for Managed Systems, dated as of the date of the Acquisition (as defined in the Credit Agreement) (collectively, the "Management Agreements"), the Managers have agreed to render management, supervisory and other services to the Borrowers and their Subsidiaries, and each Borrower has agreed to pay Management Fees (as defined in the Credit Agreement) to the Managers as provided in the Management Agreement; and

         WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that each Manager shall have agreed to subordinate its rights to receive payment of Management Fees under its respective Management Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers, each Company and each Manager hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

         1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         (b) For purposes of this Agreement, the following terms shall have the following meanings:

         "Managed Systems":  as set forth in the Management
    Agreements.

         "Reorganization": with respect to any Company, any distribution of the assets of such Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Company or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

         "Senior Indebtedness": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders, including, without limitation, any commitment fees, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreement, this Agreement or any other Loan Document).

         "Subordinated Indebtedness": Management Fees and all other amounts from time to time payable to the Managers under the Management Agreements and any and all other amounts payable in connection therewith.

         2. Agreement to Subordinate. Each Company, for itself and its successors and assigns, covenants and agrees, and each Manager, as a holder of Subordinated Indebtedness, for itself and its successors and assigns, hereby agrees, that the payment of the Subordinated Indebtedness is and shall be expressly "subordinate and junior in right of payment" (as such phrase is defined in Section 3) to the prior payment in full of all Senior Indebtedness to the extent and in the manner hereinafter set forth.

         3.  Meaning of Subordinate and Junior in Right of Payment.
(a) "Subordinate and junior in right of payment" shall mean that no part of the Subordinated Indebtedness shall have any claim to the assets of any Company on a parity with or prior to the claim of the Senior Indebtedness, whether such claim is made in connection with a Reorganization or otherwise. Unless and until the Senior Indebtedness shall have been paid in full and the Commitments shall have been terminated, no Manager will take, demand or receive from any Company, and no Company will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, (i) any payment of the whole or any part of the Subordinated Indebtedness, (ii) any security or collateral for the whole or any part of the Subordinated Indebtedness or (iii) any guarantee of the whole or any part of the Subordinated Indebtedness; provided, that, subject to Section
4 below, each Company may make and the Managers may receive Management Fees permitted to be paid pursuant to subsection 6.16 of the Credit Agreement. Each Company expressly agrees that it will not make any payment of any of the Subordinated
Indebtedness, or take any other action, in contravention of the provisions of this Agreement.

         (b) For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until and unless the Lenders shall have indefeasibly received payment in full of the principal of, interest on and costs and expenses and all other amounts then payable in connection with the Senior Indebtedness in cash. The subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Lenders, and each Lender shall be deemed to have acquired such Senior Indebtedness in reliance upon this Agreement. The Administrative Agent shall have the right to act on behalf of the Lenders pursuant to this Agreement in enforcing the rights of the Lenders, and in receiving payments and other distributions to be made, under this Agreement.

         (c) In the event that, notwithstanding the provisions of paragraph (a) of this Section 3, any Manager shall have received any payment or distribution with respect to the Subordinated Indebtedness contrary to the foregoing provisions of such paragraph, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by any such Manager to, the Administrative Agent to be used to prepay Loans outstanding under the Credit Agreement.

         4. Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Reorganization or Sale of Any Company. Upon any payment or distribution of all or any of the assets or securities of any Company of any kind or character, whether in cash, property or securities, whether made pursuant to a Reorganization relative to such Company or any of its properties, or a distribution of proceeds of or upon sale of all or any part of such Company or any of its subsidiaries or any of their respective assets, then in such event:

         (a) the Lenders shall be entitled to receive payment in full as provided herein of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment is made on account of or applied to the Subordinated Indebtedness;

         (b) any payment or distribution of assets of such Company of any kind or character, whether in cash, property or securities (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of such Company being subordinated to the payment of Subordinated Indebtedness), to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, shall be paid or delivered by any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative
    Agent for the benefit of the Lenders, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to the Lenders; and

         (c) in the event that, notwithstanding the foregoing provisions of this Section 4, any Manager shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of this Section 4, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder of Subordinated Indebtedness to the Administrative Agent for the benefit of the Lenders for application to the payment or prepayment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the Lenders.

         In the event of a Reorganization, if any Manager has not filed any claim, proof of claim or other instrument of similar character with respect to the Subordinated Indebtedness within 20 days before the expiration of the time to file the same, the Administrative Agent or any Lender may, as an attorney-in-fact for any such Manager, file any claim, proof of claim or other such instrument of similar character on behalf of, and any such Manager hereby appoints the Administrative Agent and any such Lender as an attorney-in-fact for any such Manager, to so file any claim, proof of claim or such other instrument of similar character.

         Upon any distribution of assets of any Company referred to in this Agreement, each Manager shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Reorganization is pending for the purpose of ascertaining the identity of the Lenders, the amount of Senior Indebtedness, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement.
Nothing in the foregoing sentence shall limit the right of the Lenders to receive payment in full of the Senior Indebtedness in accordance with this Agreement.

         5. Managers to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, each Manager shall be subrogated to the rights of the Lenders to receive payments or distributions of assets of the Borrowers made on account of the Senior Indebtedness until all amounts payable in respect of the Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Lenders of assets, whether in cash, property or securities, distributable to the Lender under the provisions hereof to which any Manager would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Lenders by any Manager shall, as between the relevant Company, its creditors other than Lenders, and any such Manager, be deemed to be a payment by such Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Managers, on the one hand, and the Lenders, on the other hand.

         6. Obligations of Each Company Unconditional. (1) Nothing contained in this Agreement is intended to or shall relieve the obligations of any Company to the Lenders or the Manager to pay any amount in respect of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Lenders or the Managers, on the one hand, and the other creditors of such Company, on the other hand. All rights and interests of the Lenders hereunder, and all agreements and obligations of each Company and each Manager, shall remain in full force and effect irrespective of:

         (i)  any lack of validity or enforceability of any Loan
    Document or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior
    Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreement or any other Loan Document;

         (iii) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness; or

         (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Company in respect of the Senior Indebtedness, or of any Company or any Manager in respect of this Agreement.

         (2) Nothing contained in this Agreement shall affect the obligation of any Company to make, or prevent any Company from making, at any time, payment of any amount in respect of the Senior Indebtedness. Nothing contained in this Agreement shall, except as set forth in Sections 3 and 4, affect the obligation of any Company to make, or prevent any Company from making, at any time, payment of any amount in respect of Subordinated Indebtedness.

         7. No Other Beneficiaries of Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of Senior Indebtedness and no other creditor of any Company. No Company will publish or give to any creditor or prospective creditor of such Company any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Managers without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the holders of Senior Indebtedness and not for the benefit of any other creditor of such Company or such Company.

         8. Rights of Holders of Senior Indebtedness Not to be Impaired. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such holder, or by any noncompliance by any Company with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder of Senior Indebtedness may have or otherwise be charged with.

         9. Legend. Each Company and each Manager shall cause each Promissory Note issued by or to it representing or evidencing Subordinated Indebtedness to have affixed upon it a legend, including in connection with the issuance of any new or replacement Promissory Note with respect to the transfer of such promissory Note or the reduction of the principal amount thereof, which reads substantially as follows:

         "This instrument is subject to the Subordination Agreement, dated as of October 27, 1995, as amended, supplemented or otherwise modified from time to time among Plato Communications, Inc., a Delaware corporation, Northeast Cable, Inc., a Delaware corporation, Martha's Vineyard Cablevision, L.P., a Delaware limited partnership, Robinson/Plum Cablevision, L.P., a Pennsylvania limited partnership and, if it shall become a party as provided in the Subordination Agreement, CVA, each subsidiary of each Borrower which is a party thereto, Adelphia Communications Corporation, a Delaware corporation, Adelphia Cable T.V., Inc., a Pennsylvania corporation, Adelphia Cablevision, Inc., a Pennsylvania corporation, and Chemical Bank, as Administrative Agent, for the several banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October 27, 1995, among the Borrowers, the Lenders and the Administrative Agent."

         10. Representations and Warranties. Each Manager hereby represents and warrants that:

         (i) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         (ii) this Agreement constitutes a legal, valid and binding obligation of such Manager enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

         (iii) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law applicable to it or any of its Contractual
    Obligations;

         (iv) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Manager), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

         (v) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to its knowledge, threatened by or against such Manager with respect to this Agreement.

         11. New Borrower. Each party hereto agrees that if CVA shall become a Borrower under the Credit Agreement in accordance with the provisions of Section 9.16 thereof, CVA shall automatically become a party hereto as a Borrower to the same extent as if originally a party hereto.

         12. Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, the Lenders and the Managers, and their respective successors and assigns, including subsequent holders of Senior Indebtedness, and the term "holders of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, wherever the context permits, provided that no Manager shall transfer or assign any of its rights with respect to Subordinated Indebtedness to any Person other than one of its Affiliates which has become a Manager hereunder in accordance with Section 21, and which has executed a Supplement in the form of Exhibit A hereto agreeing to be bound by the terms of this Agreement.

         13. Further Assurances. Each Company and each Manager will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent and the Lenders to exercise and enforce their rights and remedies hereunder.

         14. Expenses. Each Company and each Manager jointly and severally agrees to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, which the Administrative Agent and the Lenders may incur in connection with the exercise or enforcement of any of their rights or interests vis-a-vis such Company or such Manager.

         15. Notices; Amendments etc. (a) All notices, requests and demands to or upon the Administrative Agent, any Company or any Manager to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

         (i) if to the Administrative Agent, the Borrowers or ACC, at their addresses or transmission numbers for notices provided in subsection 9.2 of the Credit Agreement;

         (ii) if to any Company (other than the Borrowers), at its address or transmission numbers for notices provided in Schedule
3.15 to the Credit Agreement; and

         (iii) if to any Manager, at its address or transmission number for notices set forth under its signature below.

         The Administrative Agent, each Company and any Manager may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

         (b) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Companies, the Managers and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telecopy or facsimile transmission from the Administrative Agent. Any such amendment or waiver shall be binding upon the Lenders, each Company and each Manager and their successors and assigns.

         16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         17.  Submission to Jurisdiction.  Each Company and each
Manager hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its addresses set forth in
Section 15 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

18. WAIVER OF JURY TRIAL. EACH COMPANY, EACH MANAGER AND THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         19. Entire Agreement; Governing Law. This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         20. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         21. Replacement Managers. Any Affiliate of any Manager may, with the approval of the Required Lenders, become a "Manager" under this Agreement by executing and delivering to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit A. Any such Affiliate shall thereafter be deemed to be a "Manager" for all purposes under this Agreement.

































         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


CHEMICAL BANK, as Administrative Agent


By:____________________________
   Name:
   Title:


ADELPHIA COMMUNICATIONS CORPORATION


By: ___________________________
    Name:
    Title:

Address for Notices:

5 West Third Street
Coudersport, Pennsylvania  16915
Telecopy:  (814) 274-6586


NORTHEAST CABLE, INC.


By:___________________________
   Name:
   Title:


PLATO COMMUNICATIONS, INC.


By:___________________________
   Name:
   Title:


MARTHA'S VINEYARD CABLEVISION, L.P.


By:  U.S. TELE-MEDIA INVESTMENT
      COMPANY,
    its Managing General Partner

    By:______________________
       Name:
       Title:


ROBINSON/PLUM CABLEVISION, L.P.


By: PLATO COMMUNICATIONS, INC.

    By:______________________
       Name:
       Title:


ADELPHIA CABLE T.V., INC.


By:______________________
   Name:
   Title:


Address for Notices:


ADELPHIA CABLEVISION, INC.


By:______________________
   Name:
   Title:


Address for Notices:

EXHIBIT A TO
SUBORDINATION AGREEMENT


[FORM OF SUPPLEMENT
TO MANAGEMENT SUBORDINATION AGREEMENT]


         SUPPLEMENT, dated as of _______ __, 1995, to the Subordination Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership ("Robinson", together with Plato, Northeast and MV, the "Borrowers", and individually, each a "Borrower"), each subsidiary of each Borrower party thereto, Adelphia Communications Corporation, a Delaware corporation ("ACC"), ADELPHIA CABLE T.V., INC., a Pennsylvania corporation and ADELPHIA CABLEVISION, INC., a Pennsylvania corporation (collectively, the "Managers"), and CHEMICAL BANK, as Administrative Agent for the several banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the Lenders and the Administrative Agent.

                           W I T N E S S E T H :


         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit
Agreement) to the Borrowers upon the terms and subject to the conditions set forth therein; and

         WHEREAS, _______________ (the "New Manager") wishes to become a "Manager" under the ________________ Management
Agreement; and

         WHEREAS, it is a condition precedent to the New Manager becoming a "Manager" under the _______________ Management
Agreement that it shall have executed and delivered this Supplement;

         NOW, THEREFORE, the undersigned hereby agrees as follows:

         The undersigned agrees to be bound by all of the provisions of the Agreement applicable to a Manager thereunder and agrees that it shall, on the date this Supplement is accepted by the Administrative Agent, become a Manager, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof.

         Terms defined in the Agreement shall have their defined meanings when used herein.

         IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                              [INSERT NAME OF NEW MANAGER]


                              By:_______________________________
                                 Name:
                                 Title:




ACKNOWLEDGED AND ACCEPTED
this __ day of ______ 199_

CHEMICAL BANK, as Administrative Agent


By:___________________________________
   Name:
   Title:








































EXHIBIT E TO
CREDIT AGREEMENT


[FORM OF BORROWING CERTIFICATE]

BORROWING CERTIFICATE

Pursuant to subsection 4.1(d) of the Credit Agreement, dated as of October [__], 1995 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership ("Robinson", together with Plato, Northeast and MV, the "Borrowers", and individually, each a "Borrower"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), CHEMICAL BANK, as Administrative Agent and the Administrative Agent, the undersigned, [________________] of and on behalf of the Borrowers, hereby certifies as follows:

    22. The representations and warranties of the Borrowers set forth in the Credit Agreement and the Loan Documents or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement or any of the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;

    23. No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans requested to be made on the date hereof and the consummation of each of the transactions contemplated by the Loan Documents;

    [24. _____________ is and at all times since __________ __,
1995, has been the duly elected and qualified [Assistant] Secretary of Plato and Northeast and the ____________ of U.S. Tele-Media Investment Company, the general partner of MV (the "General Partner") and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

  and the undersigned [Assistant] Secretary of Plato and Northeast and the _________ of the general partner of MV hereby certifies as follows:

    25. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrowers or any of their Subsidiaries, nor has any other event occurred affecting or threatening the corporate or partnership existence of the Borrowers or any of their Subsidiaries;

    26. Plato, Northeast and the General Partner are corporations duly organized and validly existing under the laws of Delaware;

    27. MV is a limited partnership duly organized and validly existing under the laws of Delaware;

    28. Robinson is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania;

    29. Since ___________ __, 199_ there have been no changes in the capital structure of, or change in the form of, or decrease in the capitalization of the Borrowers;

    30. (1) Attached hereto as Annex A is a true and complete copy of resolutions duly adopted by the Board of Directors of each Borrower (other than MV and Robinson), the General Partner of MV and Plato with respect to Robinson, on __________ __, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the General Partner and Plato with respect to Robinson now in force relating to or affecting the matters referred to therein;

         (2) attached hereto as Annex B is a true and complete copy of the respective By-laws of the Borrowers and the General Partner and the Partnership Agreements of MV and Robinson, each as in effect at all times since __________ __, 19__, to and including the date hereof;

    (3) attached hereto as Annex C is a true and complete copy of the Certificate of Incorporation of the Borrowers and the General Partner and the Certificates of Limited Partnership of MV and Robinson, each as in effect at all times since __________ __, 19__, to and including the date hereof; and

    31. The following persons are now duly elected and qualified officers of the Borrowers and the General Partner, as the case may be, each holding the offices indicated next to their respective names below, and such officers have held such offices with the Borrower at all times since __________ __, 19__, to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower, the Credit Agreement, any Notes and the Security Documents and other Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrowers pursuant to the Credit Agreement, the Security Documents or any other Loan Document:

       Name                                                Office
    Signature

    [         ]                                     [         ]
  _______________

    [         ]                                     [         ]
  _______________

         Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as so defined.

         IN WITNESS WHEREOF, the undersigned have hereunto set our names and affixed the corporate seal.


  PLATO COMMUNICATIONS, INC.
  NORTHEAST CABLE, INC.




  By:__________________________
                                                                      Title:


  MARTHA'S VINEYARD
  ROBINSON/PLUM CABLEVISION, L.P.
    CABLEVISION, L.P.


  By: U.S. TELE-MEDIA INVEST-         By:  PLATO COMMUNICATIONS,
      MENT COMPANY, its General        INC., its General
      Partner                          Partner


  By: ________________________       By: _______________________

   its General Partner                                       Title:



  Date:  [           ], 19951






















































  EXHIBIT G TO
  CREDIT AGREEMENT


                   [FORM OF ASSIGNMENT AND ACCEPTANCE]

                        ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation ("Plato"), NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership ("Robinson", together with Plato, Northeast and MV, the "Borrowers", and individually, each a "Borrower"), the several banks and other financial institutions from time to time parties thereto (collectively, the "Lenders"), and CHEMICAL BANK, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                 (the "Assignor") and
  (the "Assignee") agree as follows:

         32. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the
  Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective
  Date (as defined below), a    % interest (the "Assigned
  Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the revolving credit facility contained in the Credit Agreement as set forth on Schedule 1 (the "Assigned Facility");

         33. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, any of their Subsidiaries or any other obligor or the performance or observance by the Borrowers, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new
  Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         34. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.15(b) of the Credit Agreement.

         35.  The effective date of this Assignment and Acceptance
  shall be                   , 199 , (the "Effective Date").
  Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date
  (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

         36. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date.
  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         37. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other
  Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         38.  THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY
  AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
  YORK.













         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
  Schedule 1 hereto.


  [NAME OF ASSIGNEE]             [NAME OF ASSIGNOR]

  By:_________________         By:____________________
     Title:                         Name:
                                  Title:

  Accepted:                        Consented To:
  CHEMICAL BANK, as                PLATO COMMUNICATIONS, INC.
    Administrative Agent           NORTHEAST CABLE, INC.


  By:___________________            By:_____________________
     Name:                            Name:
     Title:                           Title:

  MARTHA'S VINEYARD
  CABLEVISION, L.P.


  By:  U.S. TELE-MEDIA INVESTMENT
       COMPANY,
      its General Partner


  By:_________________
     Name:
     Title:


  ROBINSON/PLUM CABLEVISION, L.P.


  By: PLATO COMMUNICATIONS, INC.,
   its General Partner


  By:_________________
     Name:
     Title:















































Schedule 1
to Assignment and Acceptance
relating to the Credit Agreement,
dated as of
October 27, 1995
among
Plato Communications, Inc.,
Northeast Cable, Inc.,
Martha's Vineyard Cablevision, L.P.,
the Lenders named therein
and
Chemical Bank, As Administrative Agent,



Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

     Credit                 Principal     Commitment Percentage
Facility Assigned        Amount Assigned        Assigned3)


Revolving Credit
Facility         $______________   _____________________%












































3)Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.




EXHIBIT H
TO CREDIT AGREEMENT



SUPPLEMENT, dated as of ________ __, 199_ (this "Supplement"), to the Credit Agreement, dated as of October 27, 1995 (the "Credit Agreement"), among PLATO COMMUNICATIONS, INC., NORTHEAST CABLE, INC., each a Delaware corporation, MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (as defined in the Credit Agreement, the "Borrowers"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as Administrative Agent for the Lenders thereunder.

          WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement;

          WHEREAS, the Credit Agreement provides that CENTRAL VIRGINIA CABLE, INC., a Delaware corporation ("CVA"), an Affiliate (as defined in the Credit Agreement) of the Borrowers, may also become a Borrower, on a joint and several basis, provided that certain conditions contained in the Credit Agreement shall have been satisfied; and

WHEREAS, CVA now wishes to be a Borrower under the Credit
Agreement;

CVA makes the following statements:

39. CVA represents and warrants to the Administrative Agent and each Lender that each of the representations and warranties contained in Section 3 of the Credit Agreement is true and correct with respect to CVA as of the date hereof (with each reference therein to a "Borrower" being understood for the purposes of this paragraph to include a reference to
CVA).

          40. CVA agrees that it shall constitute a Borrower under each of the Loan Documents (as defined in the Credit Agreement), subject to all the obligations and entitled to all the benefits of a Borrower as fully as if it had originally executed such Loan Document as a Borrower.

































          IN WITNESS WHEREOF, CVA has caused this Supplement to be executed and delivered by its duly authorized officer as of the date first above written.


                              CENTRAL VIRGINIA CABLE, INC.


                              By:_____________________________
                                 Title:



















SUBORDINATION AGREEMENT dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), among ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation ("ACC"), the Borrowers (as defined below) and CHEMICAL BANK, as Administrative Agent for the several banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (collectively, the "Borrowers"), the Lenders and the Administrative Agent.


                           W I T N E S S E T H :


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

          WHEREAS, as of the date hereof, Northeast has a current liability on its books and records of $912,000, payable to ACC;

          WHEREAS, ACC and/or one or more of its Affiliates may decide to make further loans (including the loans outstanding to Northeast on the date hereof in the aggregate amount of $912,000, the "Intercompany Loans") to one or more Affiliates (as defined in the Credit Agreement) which are Borrowers on or subsequent to the date hereof; and

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that ACC shall have agreed to subordinate its rights, and those of its Affiliates, to receive any payments in connection with Intercompany Loans to Borrowers to the rights of the Lenders to receive payments on the Senior Obligations (as defined below).

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to the Borrowers, ACC agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          41. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b) For purposes of this Agreement, the following terms shall have the following meanings:

     "Holder": ACC or an Affiliate of ACC which holds an interest in an Intercompany Loan on the date hereof or acquires an interest in an Intercompany Loan by making a new Intercompany
Loan, or otherwise, subsequent to the date hereof.

          "Reorganization": with respect to the Company, any distribution of its assets upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving the Company or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

          "Senior Indebtedness": the collective reference to the unpaid principal of and interest on (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to each Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agent and the Lenders, including, without limitation, any commitment fees, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Notes, this Agreement, the other Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrowers pursuant to the terms of the Credit Agreement, this Agreement or any other Loan Document).

          "Subordinated Indebtedness": Intercompany Loans and all accrued interest thereon.

          42. Agreement to Subordinate. ACC, for itself and its successors and assigns, covenants and agrees, as a holder of Subordinated Indebtedness, for itself and its successors and assigns, that no payments shall be received by any Holder, nor shall any Holder receive any benefit resulting from or in connection with the Subordinated Indebtedness, and the Subordinated Indebtedness is and shall be expressly "subordinate and junior in right of payment" (as such phrase is defined in Section 3) to the prior payment in full of all Senior Indebtedness to the extent and in the manner provided for in the Credit Agreement.

          43. Meaning of Subordinate and Junior in Right of Payment. (a) "Subordinate and junior in right of payment" shall mean that no part of the Subordinated Indebtedness shall have any claim to the assets of any Borrower on a parity with or prior to the claim of the Senior Indebtedness, whether such claim is made in connection with a Reorganization or otherwise. Unless and until the Senior Indebtedness shall have been paid in full and the Commitments shall have been terminated, no Holder will take, demand or receive from any Borrower and no Borrower will make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, (i) any payment of the whole or any part of the Subordinated Indebtedness or any interest thereon, (ii) any security or collateral for the whole or any part of the Subordinated Indebtedness or (iii) any guarantee of the whole or any part of the Subordinated Indebtedness. The Borrowers expressly agree that they will not make any payment of any of the Subordinated Indebtedness or any interest thereon, or take any other action, in contravention of the provisions of this Agreement.

          (b) For purposes of this Agreement, the Senior Indebtedness shall not be deemed to have been paid in full until and unless the Lenders shall have indefeasibly received payment in full of the principal of, interest on and costs and expenses and all other amounts then payable in connection with the Senior Indebtedness. The subordination provisions in this Agreement are for the benefit of and shall be enforceable directly by the Lenders, and each Lender shall be deemed to have acquired such Senior Indebtedness in reliance upon this Agreement. The Administrative Agent shall have the right to act on behalf of the Lenders pursuant to this Agreement in enforcing the rights of the Lenders, and in receiving payments and other distributions to be made, under this Agreement.

          (c) In the event that, notwithstanding the provisions of paragraph (a) of this Section 3, any Holder shall have received any payment or distribution with respect to the Subordinated Indebtedness contrary to the foregoing provisions of such paragraph, then and in any such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by any such Holder to, the Administrative Agent to be used to prepay Loans outstanding under the Credit Agreement.

          44. Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness on Reorganization or Sale of Any Borrower. Upon any payment or distribution of all or any of the assets or securities of any Borrower of any kind or character, whether in cash, property or securities, whether made pursuant to a Reorganization relative to such Borrower or any of its properties, or a distribution of proceeds of or upon sale of all or any part of such Borrower or any of its subsidiaries or any of their respective assets, then in such event:

          (a) the Lenders shall be entitled to receive payment in full as provided herein of all amounts due or to become due on or in respect of all Senior Indebtedness, before any payment is made on account of or applied to the Subordinated Indebtedness;

          (b) any payment or distribution of assets of such Borrower of any kind or character, whether in cash, property or securities (including any payment or other distribution that may be payable by reason of the payment of any other Indebtedness of such Borrower being subordinated to the payment of Subordinated Indebtedness), to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Agreement, shall be paid or delivered by any debtor, custodian, receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the Administrative Agent for the benefit of the Lenders, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to the Lenders; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 4, any Holder shall have received any payment or distribution with respect to Subordinated Indebtedness contrary to the foregoing provisions of this
     Section 4, then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such Holder Subordinated Indebtedness to the Administrative Agent for the benefit of the Lenders for application to the payment or prepayment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the Lenders.

          In the event of a Reorganization, if any Holder has not filed any claim, proof of claim or other instrument of similar character with respect to the Subordinated Indebtedness within 20 days before the expiration of the time to file the same, the Administrative Agent or any Lender may, as an attorney-in-fact for any such Holder, file any claim, proof of claim or other such instrument of similar character on behalf of, and any such Holder hereby appoints the Administrative Agent and any such Lender as an attorney-in-fact for, any such Holder, to so file any claim, proof of claim or such other instrument of similar character.

          Upon any distribution of assets of any Borrower referred to in this Agreement, each Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which a Reorganization is pending for the purpose of ascertaining the identity of the Lenders, the amount of Senior Indebtedness, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement. Nothing in the foregoing sentence shall limit the right of the Lenders to receive payment in full of the Senior Indebtedness in accordance with this Agreement.

          45. Holders to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, each Holder shall be subrogated to the rights of the Lenders to receive payments or distributions of assets of the Borrowers made on account of the Senior Indebtedness until all amounts payable in respect of the Subordinated Indebtedness shall be paid in full, and for purposes of such subrogation, no payment or distribution to the Lenders of assets, whether in cash, property or securities, distributable to the Lenders under the provisions hereof to which any Holder would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Lenders by any Holder shall, as between the relevant Borrower, its creditors other than Lenders, and any such Holder, be deemed to be a payment by such Borrower to or on account of such Senior Indebtedness, it being understood that the provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the Lenders, on the other hand.

          46. Obligations of Each Borrower Unconditional. (1) Nothing contained in this Agreement is intended to or shall relieve the obligations of any Borrower to the Lenders or the Holder to pay any amount in respect of the Senior Indebtedness or the Subordinated Indebtedness, as the case may be, as and when such amount shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the Lenders or the Holders, on the one hand, and the other creditors of such Borrower, on the other hand. All rights and interests of the Lenders hereunder, and all agreements and obligations each Borrower and each Holder, shall remain in full force and effect irrespective of:

          (i)  any lack of validity or enforceability of any Loan
     Document or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness, or any amendment or waiver of or any consent to departure from any provision of the Credit Agreement or any other Loan Document;

          (iii) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness; or

          (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Borrower in respect of the Senior Indebtedness, or of any Borrower or any Holder in respect of this Agreement.

          (2) Nothing contained in this Agreement shall affect the obligation of any Borrower to make, or to prevent any Borrower from making, at any time, payment of any amount in respect of the Senior Indebtedness. Nothing contained in this Agreement shall, except as set forth in Sections 3 and 4, affect the obligation of any Borrower to make, at any time, payment of any amount in respect of Subordinated Indebtedness.

          47. No Other Beneficiaries of Subordination. This Agreement and the subordination provisions contained herein are intended only for the benefit of the holders of Senior Indebtedness and no other creditor of any Borrower. No Borrower will publish or give to any creditor or prospective creditor of such Borrower, any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Holders without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of any other the holders of Senior Indebtedness and not for the benefit of any other creditor of such Borrower or such Borrower.

          48. Rights of Holders of Senior Indebtedness Not to be Impaired. No right of any present or future Holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or omission in good faith by any such Holder, or by any noncompliance by any Borrower with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder of Senior Indebtedness may have or otherwise be charged with.

          49. Legend. Each Borrower and each Holder shall cause each Promissory Note issued by or to it representing or evidencing Subordinated Indebtedness to have affixed upon it a legend, including in connection with the issuance of any new or replacement Promissory Note with respect to the transfer of such promissory Note or the reduction of the principal amount thereof, which reads substantially as follows:

          "This instrument is subject to the Affiliate
     Subordination Agreement, dated as of October [ ], 1995, as amended, supplemented or otherwise modified from time to time (the "Affiliate Subordination Agreement") among ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation ("ACC"), the Borrowers (as defined below) and CHEMICAL BANK, as Administrative Agent for the several banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October [ ], 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (collectively, the "Borrowers"), the Lenders and the Administrative Agent.

          50. Representations and Warranties. Each Holder hereby represents and warrants that:

          (i) it has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

          (ii) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, general equitable principles and an implied covenant of good faith and fair dealing;

          (iii) the execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law applicable to it or any of its Contractual
     Obligations;

          (iv) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any partner, stockholder or creditor of such Holder), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement; and

          (v) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to its knowledge, threatened by or against such Holder with respect to this Agreement.

          51. New Borrower. Each party hereto agrees that if CVA shall become a Borrower under the Credit Agreement in accordance with the provisions of Section 9.16 thereof, (i) CVA shall automatically become a party hereto as a Borrower to the same extent as if originally a party hereto and (ii) any Person which would be a "Holder" under this Agreement with respect to CVA shall automatically become a party hereto as a Holder to the same extent as if originally a party hereto.

          52. Successors; Continuing Effect. This Agreement is being entered into for the benefit of, and shall be binding upon, the Lenders and the Holders, and their respective successors and assigns, including subsequent holders of Senior Indebtedness, and the term "holders of Senior Indebtedness" shall include any such subsequent or additional holder of Senior Indebtedness, wherever the context permits, provided that no Holder shall transfer or assign any of its rights with respect to Subordinated Indebtedness to any Person, and no Borrower shall receive an Intercompany Loan from any Person, in each case other than one of its Affiliates which has become a Holder hereunder in accordance with Section 21 and which has executed a Supplement in the form of Exhibit A hereto agreeing to be bound by the terms of this Agreement.

          53. Further Assurances. Each Borrower and each Holder will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that the Administrative Agent may reasonably request, in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent and the Lenders to exercise and enforce their rights and remedies hereunder.

          54. Expenses. Each Borrower and each Holder jointly and severally agrees to pay to the Administrative Agent, upon demand, the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent, which the Administrative Agent and the Lenders may incur in connection with the exercise or enforcement of any of their rights or interests vis-a-vis such Borrower or such Holder.

          55. Notices; Amendments etc. (a) All notices, requests and demands to or upon the Administrative Agent, any Borrower of any Holder to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) three days after being deposited in the mail, postage prepaid or (3) one Business Day after being sent by priority overnight mail with a nationally recognized overnight delivery carrier or (4) if by telecopy or facsimile, when received:

          (i) if to the Administrative Agent, the Borrowers or ACC, at their addresses or transmission numbers for notices provided in subsection 9.2 of the Credit Agreement; and

          (ii) if to any Holder (other than ACC) at its address or transmission number for notices set forth under its signature below.

          The Administrative Agent, each Borrower and any Holder may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          (b) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Companies, the Holders and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telecopy or facsimile transmission from the Administrative Agent. Any such amendment or waiver shall be binding upon the Lenders, each Borrower and each Holder and their successors and assigns.

          56. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          57. Submission to Jurisdiction. Each Borrower and each Holder hereby irrevocably and unconditionally:

     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

     (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its addresses set forth in
Section 14 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

     (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          58. WAIVER OF JURY TRIAL. EACH BORROWER, EACH HOLDER AND THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          59. Entire Agreement; Governing Law. This Agreement embodies the entire agreement and understanding of the parties hereto regarding the subject matter hereof. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          60. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

          61. New Holders. Any Affiliate of any Holder shall become a "Holder" under this Agreement and shall execute and deliver to the Administrative Agent a Supplement to this Agreement in the form attached hereto as Exhibit A. Any such Affiliate shall thereafter be deemed to be a "Holder" for all purposes under this Agreement.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their duly authorized officers on the date and year first above written.


CHEMICAL BANK, as Administrative Agent


By:____________________________
   Name:
   Title:


ADELPHIA COMMUNICATIONS CORPORATION


By: ___________________________
    Name:
    Title:



NORTHEAST CABLE, INC.


By:___________________________
   Name:
   Title:



PLATO COMMUNICATIONS, INC.


By:___________________________
Name:
Title:


MARTHA'S VINEYARD CABLEVISION, L.P.


By:  U.S. TELE-MEDIA INVESTMENT
     COMPANY, its Managing General
     Partner


By:______________________
Name:
Title:


ROBINSON/PLUM CABLEVISION, L.P.


By: PLATO COMMUNICATIONS, INC.


By:______________________
Name:
Title:

EXHIBIT A TO
SUBORDINATION AGREEMENT


[FORM OF SUPPLEMENT
TO AFFILIATE SUBORDINATION AGREEMENT]


SUPPLEMENT, dated as of _______ __, 1995, to the Subordination Agreement, dated as of October __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Agreement"), among ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation ("ACC"), the Borrowers (as defined below) and CHEMICAL BANK, as Administrative Agent for the several banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of October [ ], 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PLATO COMMUNICATIONS, INC., a Delaware corporation, NORTHEAST CABLE, INC., a Delaware corporation ("Northeast"), MARTHA'S VINEYARD CABLEVISION, L.P., a Delaware limited partnership, ROBINSON/PLUM CABLEVISION, L.P., a Pennsylvania limited partnership (collectively, the "Borrowers"), the Lenders and the Administrative Agent.

W I T N E S S E T H :


          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans (as defined in the Credit
Agreement) to the Borrowers upon the terms and subject to the conditions set forth therein; and

          WHEREAS, _______________ (the "New Holder") wishes to make Intercompany Loans to a Borrower; and

          WHEREAS, the Borrowers have agreed in the Credit
Agreement that they will not accept any Intercompany Loans form the New Holder unless the New Holder shall have executed and delivered this Supplement;

          NOW, THEREFORE, the undersigned hereby agrees as follows:

The undersigned agrees to be bound by all of the provisions of the Agreement applicable to a Holder thereunder and agrees that
(a) it shall, on the date this Supplement is accepted by the Administrative Agent, become a Holder, for all purposes of the Agreement to the same extent as if originally a party thereto with the representations and warranties contained therein being deemed to be made by the undersigned as of the date hereof and
(b) the Intercompany Loans made by it to any of the Borrowers shall constitute Subordinated Indebtedness under the Agreement.

Terms defined in the Agreement shall have their defined meanings when used herein.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.


[INSERT NAME OF NEW HOLDER]


By:_______________________________
   Name:
   Title:




ACKNOWLEDGED AND ACCEPTED
this ____ day of ________, 199_.

CHEMICAL BANK, as Administrative Agent


By:___________________________________
   Name:
   Title: